  Preliminary Term Sheet for STALT 2006-1F

BEAR STEARNS BEAR, STEARNS & CO. INC.
ATLANTA • BOSTON • CHICAGO ASSET-BACKED SECURITIES GROUP
DALLAS • LOS ANGELES • NEW YORK • SAN FRANCISCO 383 Madison Avenue
FRANKFURT • GENEVA • HONG KONG New York, N.Y. 10179
LONDON • PARIS • TOKYO (212) 272-2000

MBS New Issue Term Sheet

$[486,753,515] (Approximate)

SunTrust Alternative Loan Trust, 2006-1F

Trust

Mortgage Pass-Through Certificates, Series 2006-1F

Certificates

Bear Stearns Asset Backed Securities I LLC

Depositor

SunTrust Mortgage, Inc.

Sponsor, Seller and Servicer

Wells Fargo Bank, N.A.

Master Servicer & Securities Administrator

Bear, Stearns & Co. Inc.  /   SunTrust Robinson Humphrey

UBS Investment Bank

Underwriters

May 10, 2006

STATEMENT REGARDING FREE WRITING PROSPECTUS

The issuer has filed a registration statement (File No. 333-131374) (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being sold when, as and if issued.  The issuer is not obligated to issue such securities or any similar security and our obligation to deliver such securities is subject to the terms and conditions of our underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer.  You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in the preliminary prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) representations that these materials are not accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The information contained in the attached materials (the “Information”) may include various forms of performance analysis, security characteristics and securities pricing estimates for the securities described therein. Should you receive Information that refers to the “Statement Regarding Assumptions and Other Information”, please refer to this statement instead. The Information is illustrative and is not intended to predict actual results which may differ substantially from those reflected in the Information. Performance analysis is based on certain assumptions with respect to significant factors that may prove not to be as assumed. Performance results are based on mathematical models that use inputs to calculate results. As with all models, results may vary significantly depending upon the value given to the inputs. Inputs to these models include but are not limited to: prepayment expectations (econometric prepayment models, single expected lifetime prepayments or a vector of periodic prepayments), interest rate assumptions (parallel and nonparallel changes for different maturity instruments), collateral assumptions (actual pool level data, aggregated pool level data, reported factors or imputed factors), volatility assumptions (historically observed or implied current) and reported information (paydown factors, rate resets, remittance reports and trustee statements). Models used in any analysis may be proprietary, the results therefore, may be difficult for any third party to reproduce. Contact your registered representative for detailed explanations of any modeling techniques employed in the Information.

The Information may not reflect the impact of all structural characteristics of the security, including call events and cash flow priorities at all prepayment speeds and/or interest rates. You should consider whether the behavior of these securities should be tested using assumptions different from those included in the Information. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed facts and circumstances. Offering Documents contain data that is current as of their publication dates and after publication may no longer be accurate, complete or current. Contact your registered representative for Offering Documents, current Information or additional materials, including other models for performance analysis, which are likely to produce different results, and any further explanation regarding the Information.

Any pricing estimates Bear Stearns has supplied at your request (a) represent our view, at the time determined, of the investment value of the securities between the estimated bid and offer levels, the spread between which may be significant due to market volatility or illiquidity, (b) do not constitute a bid by Bear Stearns or any other person for any security, (c) may not constitute prices at which the securities could have been purchased or sold in any market at any time, (d) have not been confirmed by actual trades, may vary from the value Bear Stearns assigns or may be assigned to any such security while in its inventory, and may not take into account the size of a position you have in the security, and (e) may have been derived from matrix pricing that uses data relating to other securities whose prices are more readily ascertainable to produce a hypothetical price based on the estimated yield spread relationship between the securities.

General Information: Bear Stearns and/or individuals associated therewith may have positions in these securities while the Information is circulating or during such period may engage in transactions with the issuer or its affiliates. We act as principal in transactions with you, and accordingly, you must determine the appropriateness for you of such transactions and address any legal, tax or accounting considerations applicable to you. Bear Stearns shall not be a fiduciary or advisor unless we have agreed in writing to receive compensation specifically to act in such capacities. If you are subject to ERISA, the Information is being furnished on the condition that it will not form a primary basis for any investment decision.

$[486,753,515] (Approximate)

SunTrust Alternative Loan Trust 2006-1F

Bear Stearns Asset Backed Securities I LLC

Depositor

SunTrust Mortgage, Inc.

Servicer

Offered Certificates

Class (1)	Original Principal Balance ($) (2)	Coupon/ Interest Type	Principal Type	Average Life to call (yrs) (3)	Initial Credit Enhancement % (4)	Legal Final	Expected Ratings (Moody’s/ Fitch)
Class I-A-1	69,990,000	6.00%	Senior, Pass-Through	3.64	9.10%	[5/25/38]	Aaa/AAA
Class I-A-2	129,540,000	6.50%	Senior, Pass-Through	3.67	9.10%	[5/25/38]	Aaa/AAA
Class I-A-3	160,640,000	7.00%	Senior, Pass-Through	3.68	9.10%	[5/25/38]	Aaa/AAA
Class II-A-1	21,097,000	6.00%	Senior, Pass-Through	3.63	9.10%	[5/25/38]	Aaa/AAA
Class II-A-2	38,204,000	6.50%	Senior, Pass-Through	3.68	9.10%	[5/25/38]	Aaa/AAA
Class II-A-3	33,565,000	7.00%	Senior, Pass-Through	3.69	9.10%	[5/25/38]	Aaa/AAA
Class X-PO:	(5)	(5)	Principal Only	4.06	9.10%	[5/25/38]	Aaa/AAA
Components:
Class I-PO	1,159,726	(5)	Principal Only	4.07	9.10%	[5/25/38]	Aaa/AAA
Class II-PO	306,789	(5)	Principal Only	4.04	9.10%	[5/25/38]	Aaa/AAA
Class X-2:	(8) (10) (12)	(9) (11)	Variable Rate IO		9.10%	[5/25/38]	Aaa/AAA
Components:
Class X-2-A	(8) (12)	(9)	Variable Rate IO		9.10%	[5/25/38]	Aaa/AAA
Class X-2-B	(10) (12)	(11)	Variable Rate IO		9.10%	[5/25/38]	Aaa/AAA
Class B-1	13,750,000	(6)	Subordinate	8.94	6.37%	[5/25/38]	Aa2/AA
Class B-2	10,501,000	(6)	Subordinate	8.94	4.26%	[5/25/38]	A2/A
Class B-3	8,000,000	(6)	Subordinate	8.94	2.66%	[5/25/38]	Baa2/BBB

Non-Offered Certificates

Class B-4	6,749,000	(6)	Subordinate
Class B-5	3,251,000	(6)	Subordinate
Class B-6	3,250,431	(6)	Subordinate
Class X-1	(7)	0.25%	Fixed Rate IO
Class A-R	100	6.00%	Non-Economic Residual

Notes:

(1)

The Class I-A-1, Class I-A-2 and Class I-A-3 Certificates (collectively, the “Class I-A Certificates”) are supported by fixed rate mortgage loans that will have principal balances within the conforming balance limits established by FHLMC and FNMA.  The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates (collectively, the “Class II-A Certificates”) are supported by fixed rate mortgage loans with loan balances that will not conform to the limits established by FHLMC and FNMA.

(2)

The Certificate sizes are approximate and subject to a +/-10% variance.

(3)

Based on the Pricing Speed Assumption: 8% CPR in month 1, building to 20% CPR by month 12, and remaining constant at 20% CPR thereafter.

(4)

The Credit Enhancement percentages are preliminary and are subject to change based upon the final pool as of the Cut-off Date and additional rating agency analysis.

(5)

The Class X-PO Certificates are Principal Only Certificates and will be deemed for purposes of distributions of principal to consist of two Components: the Class I-PO and Class II-PO Components.  The Components of a class are not severable.  The initial class balance of the Class X-PO Certificates will be approximately $[1,466,515].

(6)

Interest will accrue on the Class B Certificates for each Distribution Date at a per annum rate equal to the weighted average (based on the Group Subordinate Amount for each Subgroup) of (i) with respect to Subgroup I-1, [6.045]% , (ii) with respect to Subgroup I-2, [6.508]%,(iii) with respect to Subgroup I-3, [7.106]%, (iv) with respect to Subgroup II-1, [6.085]% , (v) with respect to Subgroup II-2, [6.480]% and (vi) with respect to Subgroup II-3, [7.093]%,  For the initial distribution date in June 2006, this rate is expected to be approximately [6.614]% per annum.

(7)

The Class X-1 Certificate is an Interest Only Certificate and will bear interest on a notional amount equal to the aggregate principal balance of the mortgage loans.  The initial notional amount for the Class X-1 Certificates will be $[500,004,047].  The Class X-1 Certificates will settle with accrued interest and accrue interest on a 30/360 basis (24 day delay).

(8)

The Class X-2-A Component will have a notional balance equal to the aggregate principal balance of the Group I Mortgage Loans with a Net Mortgage Interest Rate greater than or equal to 7.000% per annum.  The initial notional amount for the Class X-2-A Certificates will be $[124,628,177].

(9)

The Class X-2-A Component will accrue interest at a per annum rate equal to the positive excess of (a) the weighted average of the Net Mortgage Interest Rates on the Group I Mortgage Loans with Net Mortgage Interest Rates greater than 7.000% per annum over (b) 7.000% per annum.  The Class X-2-A Component will settle with accrued interest and accrue interest on a 30/360 basis (24 day delay).

(10)

The Class X-2-B Component will have a notional balance equal to the aggregate principal balance of the Group II Mortgage Loans with a Net Mortgage Interest Rate greater than or equal to 7.000% per annum.  The initial notional amount for the Class X-2-B Certificates will be $[22,323,056].

(11)

The Class X-2-B Component s will accrue interest at a per annum rate equal to the positive excess of (a) the weighted average of the Net Mortgage Interest Rates on the Group II Mortgage Loans with Net Mortgage Interest Rates greater than 7.000% per annum over (b) 7.000% per annum.  The Class X-2 Certificates will settle with accrued interest and accrue interest on a 30/360 basis (24 day delay).

(12)

The Class X-2 Certificates are interest-only certificates and will be deemed for purposes of distributions of interest to consist of two components: the Class X-2-A and X-2-B Components.  The Components of a class are not severable.

Rating Agency Contacts:

Moody’s:

Denise Chui

(212) 553-1022

Fitch:

Lee Tam-Blumenthal

(212) 908-0323

Trust:

SunTrust Alternative Loan Trust, 2006-1F

Co-Lead Managers:

Bear, Stearns & Co. Inc. / SunTrust Robinson Humphrey

Co-Manager:

UBS Investment Bank

Sponsor, Seller and Servicer:

SunTrust Mortgage, Inc.

Depositor:

Bear Stearns Asset Backed Securities I LLC.

Master Servicer and

Securities Administrator:

Wells Fargo Bank, N.A.

Trustee:

HSBC Bank USA, National Association

Custodian:

SunTrust Bank

Cut-off Date:

May 1, 2006

Closing Date:

May 30, 2006

Collection Period:

The 2nd day of each month through the 1st day of the following month.

Distribution Date:

25th of each month, or next business day, commencing June 2006.

The Certificates:

The trust will issue the following classes of certificates:

The Class I-A-1, I-A-2, I-A-3, II-A-1, II-A-2, II-A-3, X-PO, X-1 and X-2 Certificates (the “Senior Certificates”);

The Class B-1, B-2, B-3, B-4, B-5 and B-6 Certificates (the “Subordinate Certificates”); and the Class A-R Certificates.

The Offered Certificates:

The Class I-A-1, I-A-2, I-A-3, II-A-1, II-A-2, II-A-3, X-PO, X-2, B-1, B-2 and B-3 Certificates.

The Non-Offered Certificates:

The Class X-1, B-4, B-5, B-6 and A-R Certificates will not be offered hereunder.

Interest Only Certificates:

The Class X-1 and Class X-2 Certificates.

X-2 Interest Only Components:

The Class X-2-A and Class X-2-B Components.

Principal Only  Certificate:

The Class X-PO Certificates.

PO Components:

The Class I-PO and Class II-PO Components.

Residual Certificates:

The Class A-R Certificates.

Day Count:

30/360

Pricing Speed Assumption:

100% PPC:  8% in month 1, building to 20% by month 12, and remaining constant at 20% CPR thereafter.

Optional Call:

10% cleanup call

Remittance Type:

Scheduled/Scheduled

Form of Registration:

The investment grade Certificates will be issued in book-entry form through DTC, Clearstream and Euroclear.  The Senior Certificates (other than the Class X-PO Certificates) will have minimum denominations of $100,000 and increments of $1 in excess thereafter.  The Class X-PO, B-1, B-2 and B-3 Certificates will have minimum denominations of $100,000 and increments of $1 in excess thereafter.

SMMEA:

The Senior Certificates and the Class B-1 Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

ERISA:

The Offered Certificates are expected to be ERISA eligible.  Prospective investors should review with the legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or other similar laws.

Legal Structure:

REMIC

The Pooling and Servicing

Agreement:

The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of the Closing Date, among the Depositor, the Master Servicer, the Servicer, the Securities Administrator and the Trustee.

Advancing Obligation:

Subject to certain limitations, the Servicer will be required to advance (any such advance, an “Advance”) prior to each remittance date an amount equal to the aggregate of payments of principal and interest (net of the Servicing Fee and Master Servicing Fee) which were due on the related due date on the Mortgage Loans and which were delinquent on the related determination date.  Advances made by the Servicer will be made from its own funds or funds available for future distribution.  The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO property or Mortgaged Property relating to such Mortgage Loan, to the extent such Advance is deemed recoverable.

Optional Termination Date:

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than 10% of the initial aggregate principal balance of the mortgage loans as of the Cut-off Date, the Servicer may, at its option, subject to certain conditions, purchase the Mortgage Loans, which would effect an early retirement of the Certificates.

The Mortgage Pool:

The Senior Certificates will be divided into two groups (each, a “Group”).  The Group I Senior Certificates from “Group I” and the Group II Senior Certificates from “Group II”.  The Class B Certificates will be subordinate to, and provide credit enhancement for, both Groups.

 The group I senior certificates are issued in three certificate subgroups. The Class I-A-1 Certificates constitute the “Subgroup I-1 Certificates” and are generally entitled to receive payments from the subgroup I-1 mortgage loans. The Class I-A-2 Certificates constitute the “Subgroup I-2 Certificates” and are generally entitled to receive payments from the subgroup I-2 mortgage loans. The Class I-A-3 Certificates constitute the “Subgroup I-3 Certificates” and are generally entitled to receive payments from the subgroup I-3 mortgage loans.

The group II senior certificates are issued in three certificate subgroups. The Class II-A-1 Certificates constitute the “Subgroup II-1 Certificates” and are generally entitled to receive payments from the subgroup II-1 mortgage loans. The Class II-A-2 Certificates constitute the “Subgroup II-2 Certificates” and are generally entitled to receive payments from the subgroup II-2 mortgage loans. The Class II-A-3 Certificates constitute the “Subgroup II-3 Certificates” and are generally entitled to receive payments from the subgroup II-3 mortgage loans.

Except to the extent of cross-collateralization payments and payments of Class PO Deferred Amounts described herein, the Group I Senior Certificates will represent interests solely in the Group I Mortgage Loans and the Group II Senior Certificates will represent interests solely in the Group II Mortgage Loans.

The “Mortgage Pool” will consist of two loan groups (“Loan Group I” and “Loan Group II”) of fixed-rate, conventional, fully-amortizing mortgage loans (the “Group I Mortgage Loans and the “Group II Mortgage Loans”) secured by first liens on one- to four-family properties.

Group I Collateral:

The Group I Mortgage Loans will consist of fixed-rate, conventional, fully-amortizing mortgage loans secured by first liens on one- to four-family residential properties.  Substantially all of the Mortgage Loans will have original terms to stated maturity of approximately 30 years.  All of the Mortgage Loans in Loan Group I will have principal balances within the conforming balance limits established by FHLMC and FNMA.  Borrowers are permitted to prepay their Mortgage, in whole or in part, at any time without penalty.  Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to the unscheduled payments of principal.  Approximately 72.80% of the Mortgage Loans on Loan Group I require only the payment of interest for the first 120 months.  Substantially all of the Mortgage Loans will have loan rates less than or equal to 8.375% per annum.

The Group I Mortgage Loans will be divided into three separate subgroups (“Subgroup I-1”, “Subgroup I-2” and “Subgroup I-3”, collectively referred to as “Subgroup”).

Subgroup I-1 Loans includes all of the Group I Mortgage Loans with a Net Mortgage Interest Rate of less than or equal to 6.00% per annum. It also includes the “Subgroup I-1 Fraction” of the principal balance of all of the Group I Mortgage Loans with a Net Mortgage Interest Rate greater than 6.00% per annum and less than 6.50% per annum.

“Subgroup I-1 Fraction” — With respect to any Group I Mortgage Loan with a Net Mortgage Interest Rate of greater than 6.00% per annum and less than 6.50% per annum, a fraction, (x) the numerator of which is equal to 6.50% minus the Net Mortgage Interest Rate of such Group I Mortgage Loan, and (y) the denominator of which is equal to 0.50%.

Subgroup I-2 Loans. Subgroup I-2 includes all of the Group I Mortgage Loans with a Net Mortgage Interest Rate equal to 6.50% per annum. It also includes the “Subgroup I-2A Fraction” of the principal balance of all of the Group I mortgage loans with a Net Mortgage Interest Rate greater than 6.00% per annum and less than 6.50% per annum and the “Subgroup I-2B Fraction” of the principal balance of all of the Group I mortgage loans with a Net Mortgage Interest Rate greater than 6.50% per annum and less than 7.00% per annum.

Subgroup I-2A Fraction — With respect to any Group I Mortgage Loan with a Net Mortgage Interest Rate of greater than 6.00% per annum and less than 6.50% per annum, a fraction, (x) the numerator of which is equal to Net Mortgage Interest Rate minus 6.00% per annum of such Group I Mortgage Loan, and (y) the denominator of which is equal to 0.50%.

Subgroup I-2B Fraction — With respect to any Group I Mortgage Loan with a Net Mortgage Interest Rate of greater than 6.50% per annum and less than 7.00% per annum, a fraction, (x) the numerator of which is equal to 7.00% per annum minus the Net Mortgage Interest Rate of such Group I Mortgage Loan, and (y) the denominator of which is equal to 0.50%.

Subgroup I-3 Loans includes all of the Group I Mortgage Loans with a Net Mortgage Interest Rate greater than or equal to 7.00% per annum. It also includes the “Subgroup I-3 Fraction” of the principal balance of all of the Group I Mortgage Loans with a Net Mortgage Interest Rate greater than 6.50% per annum and less than 7.00% per annum.

Subgroup I-3 Fraction — With respect to any Group I Mortgage Loan with a Net Mortgage Interest Rate of greater than 6.50% per annum and less than 7.00% per annum, a fraction, (x) the numerator of which is equal to the Net Mortgage Interest Rate of such Group I Mortgage Loans minus 6.50% per annum, and (y) the denominator of which is equal to 0.50%.

Group II Collateral:

The Group II Mortgage Loans will consist of fixed-rate, conventional, fully-amortizing mortgage loans secured by first liens on one- to four-family residential properties.  Substantially all of the Mortgage Loans will have original terms to stated maturity of approximately 30 years and principal balances in excess of the conforming balance limits established by FHLMC and FNMA.  Borrowers are permitted to prepay their Mortgage, in whole or in part, at any time without penalty.  Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to the unscheduled payments of principal.  Approximately 69.92% of the Mortgage Loans on Loan Group II require only the payment of interest for the first 120 months.  Substantially all of the Mortgage Loans will have loan rates less than or equal to 8.375% per annum.

The Group II Mortgage Loans will be divided into three separate subgroups (“Subgroup II-1”, “Subgroup II-2” and “Subgroup II-3”, collectively referred to “Subgroup”).

Subgroup II-1 Loans includes all of the Group II Mortgage Loans with a Net Mortgage Interest Rate of less than or equal to 6.00% per annum. It also includes the “Subgroup II-1 Fraction” of the principal balance of all of the Group II Mortgage Loans with a Net Mortgage Interest Rate greater than 6.00% per annum and less than 6.50% per annum.

“Subgroup II-1 Fraction” — With respect to any Group II Mortgage Loan with a Net Mortgage Interest Rate of greater than 6.00% per annum and less than 6.50% per annum, a fraction, (x) the numerator of which is equal to 6.50% minus the Net Mortgage Interest Rate of such Group II Mortgage Loan, and (y) the denominator of which is equal to 0.50%.

Subgroup II-2 Loans. includes all of the Group II Mortgage Loans with a Net Mortgage Interest Rate equal to 6.50% per annum. It also includes the “Subgroup II-2A Fraction” of the principal balance of all of the Group II mortgage loans with a Net Mortgage Interest Rate greater than 6.00% per annum and less than 6.50% per annum and the “Subgroup II-2B Fraction” of the principal balance of all of the Group II mortgage loans with a Net Mortgage Interest Rate greater than 6.50% per annum and less than 7.00% per annum.

Subgroup II-2A Fraction — With respect to any Group II Mortgage Loan with a Net Mortgage Interest Rate of greater than 6.00% per annum and less than 6.50% per annum, a fraction, (x) the numerator of which is equal to Net Mortgage Interest Rate minus 6.00% per annum of such Group II Mortgage Loan, and (y) the denominator of which is equal to 0.50%.

Subgroup II-2B Fraction — With respect to any Group II Mortgage Loan with a Net Mortgage Interest Rate of greater than 6.50% per annum and less than 7.00% per annum, a fraction, (x) the numerator of which is equal to 7.00% per annum minus the Net Mortgage Interest Rate of such Group II Mortgage Loan, and (y) the denominator of which is equal to 0.50%.

Subgroup II-3 Loans includes all of the Group II Mortgage Loans with a Net Mortgage Interest Rate greater than or equal to 7.00% per annum. It also includes the “Subgroup II-3 Fraction” of the principal balance of all of the Group II Mortgage Loans with a Net Mortgage Interest Rate greater than 6.50% per annum and less than 7.00% per annum.

Subgroup II-3 Fraction — With respect to any Group II Mortgage Loan with a Net Mortgage Interest Rate of greater than 6.50% per annum and less than 7.00% per annum, a fraction, (x) the numerator of which is equal to the Net Mortgage Interest Rate of such Group II Mortgage Loans minus 6.50% per annum, and (y) the denominator of which is equal to 0.50%.

Servicing Fee:

The Servicing Fee is payable out of the interest payments received on each Mortgage Loan.  The “Servicing Fee” consists of servicing compensation payable to the Servicer in respect of its servicing activities.  The Servicing Fee will accrue on the Stated Principal Balance of each Mortgage Loan at a rate (the “Servicing Fee Rate”) equal to 0.25% per annum.

Master Servicing Fee:

The Master Servicing Fee is payable out of the interest payments received on each Mortgage Loan.  The “Master Servicing Fee” consists of compensation payable to the Master Servicer in respect of its activities.  The Master Servicing Fee will accrue on the Stated Principal Balance of each Mortgage Loan at a rate (the “Master Servicing Fee Rate”) equal to 0.0175% per annum.

Compensating Interest:

The aggregate Servicing Fee payable to the Servicer for any month will be reduced by an amount equal to the aggregate prepayment interest shortfall for the Mortgage Loans for such Distribution Date.  Such amounts will be used to cover full or partial prepayment interest shortfalls, if any, on the Mortgage Loans.

Net Mortgage Interest Rate:

The “Net Mortgage Interest Rate” of a Mortgage Loan is the excess of its mortgage interest rate over the sum of the Servicing Fee Rate, the Master Servicing Fee and the Coupon on the Class X-1 Certificates.

INTEREST DISTRIBUTIONS

The amount of interest that will accrue on each interest-bearing class of Offered Certificates during each interest accrual period is equal to:

a) one-twelfth of the pass-through rate for each class multiplied by the class balance or notional amount of such class on the Distribution Date, minus

b) the amount allocated to such class of certain interest shortfalls arising from the timing of prepayments on the Mortgage Loans, interest rate limitations applicable to certain military or similar personnel and interest losses allocated to such class.

The Class X-PO Certificates are Principal Only Certificates and will not be entitled to distributions of interest.

Under certain limited circumstances, the unpaid interest amounts for a Group of Senior Certificates will be payable from amounts otherwise distributable as principal on the Class B Certificates, in reverse order of numerical designation.

Class X-1 Notional Amount:

The “Class X-1 Notional Amount” with respect to each Distribution Date will be equal to the aggregate of the stated principal balances of the Mortgage Loans as of the due date in the month preceding such Distribution Date.

Class X-2 Notional Amount:

The “Class X-2 Notional Amount” with respect to each Distribution Date will be equal to the sum of the Class X-2 Components (Class X-2-A Notional Amount and Class X-2-B Notional Amount, defined below).

Class X-2-A Notional Amount:

The Class X-2-A Component will have a notional balance equal to the aggregate principal balance of the Group I Mortgage Loans with a Net Mortgage Interest Rate greater than or equal to 7.000% per annum as of the Cut-off Date.  The initial notional amount for the Class X-2-A Component will be $[124,628,177].

Class X-2-B Notional Amount:

The Class X-2-B Component will have a notional balance equal to the aggregate principal balance of the Group II Mortgage Loans with a Net Mortgage Interest Rate greater than or equal to 7.000% per annum as of the Cut-off Date.  The initial notional amount for the Class X-2-B Component will be $[22,323,056].

Class Balance:

The “class balance” of a class of Certificates at any time will be equal to its initial class balance less (i) all distributions of principal made to such class and (ii) losses allocated to such class.

Group Subordinate Amount:

The "Group Subordinate Amount" with respect to each Distribution Date and each subgroup is equal to the excess of the Pool Principal Balance (Non-PO Portion) for such subgroup over the aggregate class balance of the Senior Certificates (but not the PO Component) of such subgroup immediately prior to such date.

Component Balance:

The “component balance” of each PO Component at any time will equal its initial component balance less (i) all distributions of principal made to such Component and (ii) losses allocated to such Component.

Pool Distribution Amount:

The “Pool Distribution amount” for each Subgroup with respect to any Distribution Date, will be determined by reference to amounts received in connection with the Mortgage Loans in such Subgroup, less certain reimbursable expenses and indemnity payments, and will generally be equal to the sum of:

(a)

all scheduled installments of interest (net of the Servicing Fees) and principal due on the Mortgage Loans in such Subgroup on the due date in the calendar month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof or any Compensating  Interest allocable to the Mortgage Loans in such Subgroup;

(b)

all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans in such Subgroup, to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in such Subgroup, by foreclosure or otherwise (collectively, “Liquidation Proceeds”), during the calendar month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

(c)

all partial or full prepayments received on the Mortgage Loans in such Subgroup during the calendar month preceding the month of that Distribution Date (other than early prepayments of scheduled installments of principal and interest received during such period that are intended by the related mortgagor to be applied on subsequent due dates (“Payaheads”));

(d)

amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of any Deleted Mortgage Loans in such Subgroup or amounts received in connection with the optional termination of the Trust by the Servicer as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement; and

(e)

any amounts required to be paid by the Originator or the Seller to the Trust during the prior calendar month with respect to the Mortgage Loans in such Subgroup as a result of a breach of certain representations and warranties regarding compliance with predatory or abusive lending laws (the “Reimbursement Amount”), net of any portion thereof used to reimburse any class of certificates that previously bore a loss as a result of such breach.

The “Non-PO Percentage” with respect to any Group I Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date less than 6.00% (each such Mortgage Loan, a “Group I Discount Mortgage Loan”) will be equal to the Net Mortgage Interest Rate thereof as of the Cut-off Date divided by 6.00%.  The Non-PO Percentage with respect to any Group I Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 6.00% (each such Mortgage Loan, a “Group I Premium Mortgage Loan”) will be 100%.

The “Non-PO Percentage” with respect to any Group II Mortgage Loans with a Net Mortgage Interest rate as of the Cut-off Date less than 6.00% (each such Mortgage Loan, a “Group II Discount Mortgage Loan”) will be equal to the Net Mortgage Interest Rate thereof as of the Cut-off Date divided by 6.00%.  The Non-PO Percentage with respect to any Group II Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to 6.00% (each such Mortgage Loan, a “Group II Premium Mortgage Loan”) will be 100%.

The PO Percentage:

The "PO Percentage" with respect to any Discount Mortgage Loan will be equal to 100% minus the Non-PO Percentage for such Mortgage Loan. The PO Percentage with respect to any Premium Mortgage Loan will be zero.

Non-PO Principal Amount:

The Non-PO Principal Amount for any Distribution Date and any Loan Group will be equal to the sum of the applicable Non-PO Percentage of (a) the principal portion of each monthly payment, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Depositor or the Seller and the principal portion of any amount allocated to such loan Group in connection with an optional termination, (c) any substitution adjustment payments in connection with any defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any liquidation proceeds allocable to recoveries of principal of any Mortgage Loans in such Loan Group that are not yet liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received with respect to such Mortgage Loan during the related collection Period with respect to such Mortgage Loan and (f) all full and partial principal prepayments on any Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

PO Principal Amount:

The PO Principal Amount for any Distribution Date and any Loan Group will equal the sum of the applicable PO Percentage of (a) the principal portion of each monthly payment due on each Discount Mortgage Loan in such Loan Group, (b) the Stated Principal Balance, as of the date of repurchase, of each Discount Mortgage Loan in such Loan Group that was repurchased by the Depositor or the Seller and the principal portion of any amount allocated to such Loan Group in connection with an optional termination, (c) any substitution adjustment payments in connection with any defective Discount Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any liquidation proceeds allocable to recoveries of principal of any Discount Mortgage Loans in such Loan Group that are not yet liquidated Mortgage Loans received during the calendar month preceding the month of that distribution Date, (e) with respect to each Discount Mortgage Loan in such Loan group that became a liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received with respect to such Discount Mortgage Loan during the calendar month preceding the month of that Distribution Date with respect to such Discount Mortgage Loan and (f) all full and partial principal prepayments on any Discount Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

“Stated Principal Balance” means, as to any Mortgage Loan and due date, the unpaid principal balance of such Mortgage Loan as of such due date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any Deficient Valuation.

The “Pool Principal Balance” for a Subgroup with respect to any Distribution Date equals the aggregate Stated Principal Balances of the Mortgage Loans in such Subgroup outstanding on the due date in the month preceding the month of such Distribution Date.

The “Pool Principal Balance (Non-PO Portion)” for a Subgroup with respect to any Distribution Date equals the sum of the product, for each Mortgage Loan in such Subgroup, of the Non-PO Percentage of such Mortgage Loan multiplied by its Stated Principal Balance on the due date in the month preceding the month of such Distribution Date.

Senior Principal

Distribution Amount:

The Senior Principal Distribution Amount for a Subgroup for any Distribution Date will equal the sum of (i) the Senior Percentage for such Subgroup of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of “Non-PO Principal Amount” for such Loan Group and such Distribution Date and (ii) the Senior Prepayment Percentage for such Subgroup of the applicable Non-PO Percentage of all amounts described in clauses (e) and (f) of the definition of “Non-PO Principal Amount” for such Loan Group and such Distribution Date subject to certain reductions due to losses.

Subordinate Principal

Distribution Amount:

The Subordinate Principal Distribution Amount for a Subgroup for any Distribution Date will equal the sum of (i) the Subordinate Percentage for such Subgroup of the applicable Non-PO Percentage all amounts described in clauses (a) through (d) of the definition of “Non-PO Principal Amount” for such Loan Group and such Distribution Date and (ii) the Subordinate Prepayment Percentage for such Subgroup of the applicable Non-PO Percentage of all amounts described in clauses (e) and (f) of the definition of “Non-PO Principal Amount” for such Loan Group and such Distribution Date.

Senior Percentage:

The Senior Percentage for a Subgroup on any Distribution Date will equal (i) the aggregate class balance of the Senior Certificates of the related Subgroup (but not the related PO Component) immediately prior to such date, divided by (ii) the aggregate Pool Principal Balance (Non-PO Portion) of such Subgroup for such date.

Subordinate Percentage:

The Subordinate Percentage for a Subgroup for any Distribution Date will equal 100% minus the Senior Percentage for such Subgroup for such date.

Subordinate Prepayment

Percentage:

The Subordinate Prepayment Percentage for a Subgroup for any Distribution Date will equal 100% minus the Senior Prepayment Percentage for such Subgroup for such date.

Senior Credit Support

Depletion Date:

The "Senior Credit Support Depletion Date" is the date on which the aggregate class balance of the Subordinate Certificates has been reduced to zero.

Senior Principal Distribution:

The Senior Principal Distribution Amount for Subgroup I-1 will generally be allocated as follows:

1.

to the Class A-R Certificate, until its class balance has been reduced to zero;

2.

to the Class I-A-1 Certificates until the class balance has been reduced to zero, for such Distribution Date.

The Senior Principal Distribution Amount for Subgroup I-2 will generally be allocated as follows:

1.

to the Class I-A-2 Certificates until the class balance has been reduced to zero, for such Distribution Date.

The Senior Principal Distribution Amount for Subgroup I-3 will generally be allocated as follows:

1.

to the Class I-A-3 Certificates until the class balance has been reduced to zero, for such Distribution Date.

The Senior Principal Distribution Amount for Subgroup II-1 will generally be allocated as follows:

1.

to the Class II-A-1 Certificates until the respective class balance has been reduced to zero for such Distribution Date.

The Senior Principal Distribution Amount for Subgroup II-2 will generally be allocated as follows:

1.

to the Class II-A-2 Certificates until the respective class balance has been reduced to zero for such Distribution Date.

The Senior Principal Distribution Amount for Subgroup II-3 will generally be allocated as follows:

1.

to the Class II-A-3 Certificates until the respective class balance has been reduced to zero for such Distribution Date.

The preceding distribution priorities for any Subgroup will not apply on any Distribution Date on or after the Senior Credit Support Depletion Date.  On each of those Distribution Dates, the amount to be distributed as principal to the applicable Senior Certificates of such Group will be distributed, concurrently, as principal of such classes of Senior Certificates of such Subgroup, pro rata, in accordance with their respective class balances immediately prior to that Distribution Date.

Priority of Distribution:

Distributions (i) to each Group will be made on each Distribution Date from the Pool Distribution Amount for the related Subgroup and (ii) the Subordinate Certificates will be made on each Distribution Date from the Pool Distribution Amount for all Subgroups in the following order of priority:

(i)

to the classes of Senior Certificates of the related subgroup and the Class A-R Certificates, if any, entitled to receive distributions of interest;

(ii)

to the classes of Senior Certificates (in accordance with the Senior Principal Distribution) and the PO Component of the related Group (in accordance with the related PO Principal Amount) and the Class A-R Certificates entitled to receive distributions of principal;

(iii)

to the PO Component of the related Group to pay any applicable Class PO Deferred Amounts, but only from amounts that would otherwise be distributable on such Distribution Date as principal of the Subordinate Certificates; and

(iv)

to each class of Subordinate Certificates, first to pay interest and then to pay principal in the order of numerical class designations, beginning with the Class B-1 Certificates pursuant to the Subordinate Principal Distribution.

Subordinate Principal Distribution:

On each Distribution Date, each class of Subordinate Certificates that is entitled to receive a principal distribution will receive its pro rata share (based on the class balances of all the Subordinate Certificates that are entitled to receive a principal distribution) of the Subordinate Principal

Distribution Amounts to the extent that the remaining Pool Distribution Amounts from all of the Subgroups are sufficient therefor. With respect to each class of Subordinate Certificates, if on any Distribution Date the Fractional Interest is less than the Fractional Interest for that class on the Closing Date, no classes of the Subordinate Certificates junior to such class will be entitled to receive a principal distribution.

Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Subordinate Certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates until each such class has received its respective pro rata share for the Distribution Date. However, the Class PO Deferred Amounts will be paid to the PO Components from amounts otherwise distributable as principal to the Subordinate Certificates beginning with the amounts otherwise distributable as principal to the class of the Subordinate Certificates with the highest numerical designation.

Fractional Interest:

The "Fractional Interest " with respect to any Distribution Date and each class of Subordinate Certificates will equal (i) the aggregate of the class balances immediately prior to such Distribution Date of all classes of Subordinate Certificates that have higher numerical class designations than such class, divided by (ii) the aggregate Pool Principal Balance (Non-PO Portion) for all Subgroups immediately prior to such Distribution Date.

The approximate Fractional Interests for the Subordinate Certificates on

the Closing Date are expected to be as follows:

Class B-1...........................                 [6.37]%

Class B-2...........................                 [4.26]%

Class B-3...........................                 [2.66]%

Class B-4...........................                 [1.30]%

Class B-5...........................                 [0.65]%

Class B-6...........................                 [0.00]%

Senior Prepayment Percentage:

For the following Distribution Dates, the “Senior Prepayment Percentage” will be as follows:

Distribution Date

Senior Prepayment Percentage

Months 1-60

100%;

Months 61-72

the applicable Senior Percentage, plus 70% of the applicable Subordinate Percentage;

Months 73-84

the applicable Senior Percentage, plus 60% of the applicable Subordinate Percentage;

Months 85-96

the applicable Senior Percentage, plus 40% of the applicable Subordinate Percentage;

Months 97-108

the applicable Senior Percentage, plus 20% of the applicable Subordinate Percentage;

Months 109+

the applicable Senior Percentage

Provided, however, if on any Distribution Date the sum of the class balances of the Senior Certificates divided by the aggregate principal balance of the Mortgage Loans (the “Aggregate Senior Percentage”) exceeds such percentage calculated as of the Closing Date, then the Senior Prepayment Percentage for each Subgroup for such Distribution Date will equal 100%.

No decrease in the Senior Prepayment Percentages for the Subgroups will occur if the following occurs as of any Distribution Date as to which any such decrease applied with respect to the Mortgage Loans in the aggregate:  (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loan in foreclosure, and REO Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of Class B Certificates, is equal to or greater than 50%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans exceed the percentages of the aggregate balance of the Class B Certificates as of the Closing Date (the “Original Subordinate Principal Balance”) indicated below:

Distribution Date

% of Original Subordinate Principal Balance

Months 61-72

  30%

Months 73-84

  35%

Months 85-96

  40%

Months 97-108

  45%

Months 109+

  50%

Allocation of Losses:

On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount Mortgage Loan in a Loan Group will be allocated to the applicable PO Component of that Loan Group, until the component balance is reduced to zero. Such allocation will be effected on each Distribution Date by reducing the component balance of the PO Component of each Group, if and to the extent that such component balance (after taking into account the amount of all distributions to be made to such Group on such Distribution Date) exceeds the related Adjusted Pool Amount (PO Portion) for the related Loan Group for such Distribution Date. The amount of any such Realized Loss allocated to a PO Component will be treated as a “Class PO Deferred Amount.” To the extent funds are available on such Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amounts, the Class PO Deferred Amounts for the PO Component of a Group will be paid on such PO Component prior to distributions of principal on the Class B Certificates. Payments of the Class PO Deferred Amounts will be made from the principal payable to the Subordinate Certificates beginning with the principal payable to the class of Subordinate Certificates with the highest numerical class designation. Any distribution in respect of unpaid Class PO Deferred Amounts for a PO Component will not further reduce the component balance of such PO Component. The Class PO Deferred Amounts will not bear interest. The class balance of the class of Class B Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts for the PO Components. Any excess of these Class PO Deferred Amounts over the class balance of that class will be allocated to the next most subordinate class of Class B Certificates to reduce its class balance and so on, as necessary.

On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated first to the Class B Certificates in the reverse order of their numerical class designations (beginning with the class of Class B Certificates then outstanding with the highest numerical class designation), in each case until the class balance of such class of Certificates has been reduced to zero, and then to the Senior Certificates of the related Group (but not the applicable PO Component) pro rata based on their respective class balances. Such allocation will be effected on each such Distribution Date by reducing the class balance of the class of Class B Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class balances of all classes of Senior Certificates (but not the Class X-PO Certificates) and the Class B Certificates (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the sum of the Adjusted Pool Amounts (Non-PO Portion) for such Distribution Date for all Loan Groups.

After the Senior Credit Support Depletion Date, on each Distribution Date, the aggregate of the class balances of all classes of Senior Certificates (but not the component balance of the PO Component) of a Group then outstanding will be reduced if and to the extent that such aggregate balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount (Non-PO Portion) for the related Loan Group for such Distribution Date. The amount of any such reduction will be allocated among the Senior Certificates (but not the PO Component) of such Group pro rata based on their respective class balances.

Adjusted Pool Amount:

The Adjusted Pool Amount for a Subgroup will equal the aggregate unpaid principal balance of the Mortgage Loans in such Subgroup as of the Cut-off Date minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Subgroup (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Subgroup from the Cut-off Date through the end of the month preceding such Distribution Date.

Adjusted Pool Amount

(PO Portion):

The Adjusted Pool Amount (PO Portion) for a Loan Group will equal the sum as to each Mortgage Loan outstanding in such Loan Group as of the Cut-off Date of the product of (A) the PO Percentage for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts received as Advances, principal prepayments and Liquidation Proceeds in respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-off Date through the end of the month preceding the month in which such Distribution Date occurs.

Adjusted Pool Amount

(Non-PO Portion):

The Adjusted Pool Amount (Non-PO Portion) for a Loan Group will equal the difference between the Adjusted Pool Amount for such Loan Group and the Adjusted Pool Amount (PO Portion) for such Loan Group.

Description of Seller and

Servicer:

SunTrust Mortgage, Inc. (“SunTrust Mortgage”) is a wholly-owned subsidiary of SunTrust Banks, a Georgia chartered bank.  SunTrust Banks is the primary subsidiary of SunTrust Banks, Inc., one of the nation's largest commercial banking organizations. As of March 31, 2006, SunTrust Banks, Inc. had total assets of $178.9 billion and total deposits of $122.0 billion. SunTrust Banks operates an extensive distribution network primarily in Florida, Georgia, Maryland, North Carolina, South Carolina, Tennessee, Virginia, and the District of Columbia, and also serves customers in selected markets nationally.  SunTrust Capital Markets, Inc., through its SunTrust Robinson Humphrey Division, is one of the underwriters and an affiliate of SunTrust Mortgage.

Currently, SunTrust Mortgage, Inc. originates loans through 170 locations in its markets and adjacent states, maintains correspondent and broker relationships in 49 states, and services loans in 50 states and the District of Columbia. SunTrust Mortgage, Inc. is engaged principally in the business of (i) originating, purchasing and selling residential mortgage loans and (ii) servicing residential mortgage loans for its own account or for the account of others. SunTrust Mortgage, Inc. is an approved servicer of Fannie Mae, Freddie Mac and the Government National Mortgage Association. SunTrust Mortgage, Inc. is headquartered in Richmond, Virginia. Its parent, SunTrust Banks, is headquartered in Atlanta, Georgia. SunTrust Mortgage, Inc.’s executive offices are located at 901 Semmes Avenue, Richmond, Virginia 23224.

Underwriting Guidelines

of SunTrust Mortgage, Inc:

SunTrust Mortgage underwriting guidelines generally follow standard Fannie Mae guidelines. They are designed to evaluate the borrower’s capacity to repay the loan, to evaluate the credit history of the borrower, to verify the availability of funds required for closing and cash reserves for fully documented loans, and to evaluate the acceptability and marketability of the property to be used as collateral. SunTrust Mortgage may consider a loan to have met underwriting guidelines where specific criteria or documentation are not met if, upon analyzing the overall qualitative evaluation of the loan package, there are acceptable compensating factors that can be used. SunTrust Mortgage also offers reduced documentation loans that eliminate the verification of income and assets or disclosure and verification of income and assets when specific underwriting criteria are met. Disclosure and verification of employment may also be waived within specific program parameters. SunTrust Mortgage continuously updates and enhances its underwriting guidelines to comply with secondary market investor guidelines and to reflect changes required for new mortgage products.

The real estate lending processes for one-to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. SunTrust Mortgage requires that the borrower’s sources of income have the probability of continuance, are stable sources and are sufficient to support repayment of the mortgage loan requested when disclosure and verification is required. A borrower is required to complete an application designed to provide pertinent information about the borrower, the property to be financed and the type of loan desired. As part of the description of the borrower’s financial condition, SunTrust Mortgage may require a description of assets and income. Liabilities and expenses are included on the application and SunTrust Mortgage obtains a credit report, which summarizes the borrower’s credit history with merchants and lenders and any public records. In general, employment verification is obtained providing current and historical income information unless the specific program does not require disclosure or verification of employment. Such employment verification may be obtained either through analysis of the borrower’s most recent W-2 form, a year to-date earnings statement and telephonic employment certification, or most recent federal income tax return, or from the borrower’s employer, wherein the employer reports the length of employment and current salary with that organization or, in the cases where income is not verified, a verbal verification of employment without confirming income. Selfemployed borrowers generally are required to submit their federal income tax return for the immediately preceding year plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided unless they are originated into a reduced documentation loan that does not require verification of income.

To determine the acceptability and marketability of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser’s estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property. The underwriting guidelines require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

SunTrust Mortgage may, as part of its overall evaluation of a borrower’s creditworthiness, use credit scores to assist in making a credit decision. “Credit scores” are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower’s credit history. Credit scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan but instead is used as a tool to evaluate how a borrower has handled credit obligations.

As a general rule, SunTrust Mortgage offers loan amounts up to $2,000,000 for the purchase, rate and term refinance, or cash out refinance of the borrower’s primary residence, 2nd home or investor property. The maximum loan amount for a cash out refinance $2,000,000 with $200,000 cash back to the borrower for LTV’s > 80% and an unlimited amount of cash back to the borrower when the LTV is equal to or less than 80%.

Credit Enhancement:

Credit Enhancement for the Certificates will be provided by a senior/subordinate shifting interest structure. The Subordinate Certificates provide credit enhancement for the Senior Certificates.

Percent of Initial Principal Amount Outstanding at the
Following Percentages of the Prepayment Assumption

	Class I-A-1 Certificates					Class I-A-2 Certificates
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2007	100	90	80	71	61	100	90	81	72	62
May 2008	99	80	62	46	32	99	80	63	47	33
May 2009	99	71	47	29	15	99	71	48	30	16
May 2010	99	62	36	17	5	99	63	36	18	6
May 2011	98	55	27	9	0	98	55	27	9	0
May 2012	98	48	20	4	0	98	49	20	5	0
May 2013	97	43	15	2	0	98	43	15	2	0
May 2014	97	38	11	*	0	97	38	11	*	0
May 2015	96	34	9	0	0	97	34	9	0	0
May 2016	95	30	7	0	0	96	30	7	0	0
May 2017	92	26	5	0	0	93	27	5	0	0
May 2018	90	23	4	0	0	91	23	4	0	0
May 2019	87	20	3	0	0	88	20	3	0	0
May 2020	84	17	2	0	0	85	18	3	0	0
May 2021	81	15	2	0	0	82	15	2	0	0
May 2022	77	13	1	0	0	79	13	1	0	0
May 2023	74	11	1	0	0	75	11	1	0	0
May 2024	70	10	1	0	0	71	10	1	0	0
May 2025	66	8	1	0	0	67	8	1	0	0
May 2026	61	7	*	0	0	63	7	*	0	0
May 2027	57	6	*	0	0	58	6	*	0	0
May 2028	52	5	*	0	0	53	5	*	0	0
May 2029	46	4	*	0	0	48	4	*	0	0
May 2030	40	3	*	0	0	42	3	*	0	0
May 2031	34	2	*	0	0	36	2	*	0	0
May 2032	28	2	*	0	0	29	2	*	0	0
May 2033	21	1	*	0	0	22	1	*	0	0
May 2034	13	1	*	0	0	14	1	*	0	0
May 2035	5	*	*	0	0	6	*	*	0	0
May 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.09	7.76	3.88	2.31	1.64	21.38	7.83	3.92	2.34	1.68

(*)

Indicates a number that is greater than zero but less than 0.5%.

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following Percentages of the Prepayment Assumption

	Class I-A-3 Certificates					Class II-A-1 Certificates
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2007	100	90	81	72	62	99	90	81	71	61
May 2008	99	80	63	47	33	99	80	62	46	33
May 2009	99	71	48	30	16	98	70	47	29	16
May 2010	99	63	36	18	6	98	62	36	17	5
May 2011	99	55	27	10	0	97	54	26	9	0
May 2012	98	49	20	5	0	96	48	20	4	0
May 2013	98	43	15	2	0	96	42	15	2	0
May 2014	97	38	11	*	0	95	37	11	*	0
May 2015	97	34	9	0	0	94	33	8	0	0
May 2016	96	31	7	0	0	93	29	7	0	0
May 2017	94	27	5	0	0	90	26	5	0	0
May 2018	91	24	4	0	0	88	22	4	0	0
May 2019	89	21	3	0	0	85	20	3	0	0
May 2020	86	18	3	0	0	82	17	2	0	0
May 2021	83	16	2	0	0	79	15	2	0	0
May 2022	80	14	2	0	0	76	13	1	0	0
May 2023	77	12	1	0	0	72	11	1	0	0
May 2024	73	10	1	0	0	68	9	1	0	0
May 2025	69	8	1	0	0	64	8	1	0	0
May 2026	65	7	1	0	0	60	7	*	0	0
May 2027	60	6	*	0	0	55	6	*	0	0
May 2028	55	5	*	0	0	51	5	*	0	0
May 2029	49	4	*	0	0	45	4	*	0	0
May 2030	44	3	*	0	0	40	3	*	0	0
May 2031	37	2	*	0	0	34	2	*	0	0
May 2032	30	2	*	0	0	27	2	*	0	0
May 2033	23	1	*	0	0	21	1	*	0	0
May 2034	15	1	*	0	0	13	1	*	0	0
May 2035	7	*	*	0	0	6	*	*	0	0
May 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.62	7.87	3.93	2.35	1.68	20.73	7.67	3.86	2.31	1.66

(*)

Indicates a number that is greater than zero but less than 0.5%.

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following Percentages of the Prepayment Assumption

	Class II-A-2 Certificates					Class II-A-3 Certificates
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2007	100	90	81	72	62	100	91	81	72	63
May 2008	99	80	63	47	33	100	80	63	47	33
May 2009	99	71	48	30	16	99	71	48	30	16
May 2010	99	63	36	18	6	99	63	36	18	6
May 2011	98	55	27	10	0	99	55	27	10	0
May 2012	98	49	20	5	0	98	49	20	5	0
May 2013	98	43	15	2	0	98	43	15	2	0
May 2014	97	38	11	*	0	98	39	11	*	0
May 2015	97	34	9	0	0	97	34	9	0	0
May 2016	96	30	7	0	0	96	31	7	0	0
May 2017	93	27	5	0	0	94	27	5	0	0
May 2018	91	23	4	0	0	92	24	4	0	0
May 2019	88	20	3	0	0	89	21	3	0	0
May 2020	85	18	3	0	0	87	18	3	0	0
May 2021	82	15	2	0	0	84	16	2	0	0
May 2022	79	13	1	0	0	80	14	2	0	0
May 2023	75	11	1	0	0	77	12	1	0	0
May 2024	71	10	1	0	0	73	10	1	0	0
May 2025	67	8	1	0	0	69	9	1	0	0
May 2026	63	7	*	0	0	65	7	1	0	0
May 2027	58	6	*	0	0	60	6	*	0	0
May 2028	53	5	*	0	0	55	5	*	0	0
May 2029	48	4	*	0	0	50	4	*	0	0
May 2030	42	3	*	0	0	44	3	*	0	0
May 2031	36	2	*	0	0	37	2	*	0	0
May 2032	29	2	*	0	0	31	2	*	0	0
May 2033	22	1	*	0	0	23	1	*	0	0
May 2034	15	1	*	0	0	15	1	*	0	0
May 2035	6	*	*	0	0	7	*	*	0	0
May 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.38	7.83	3.92	2.35	1.68	21.69	7.89	3.94	2.35	1.69

(*)

Indicates a number that is greater than zero but less than 0.5%.

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following Percentages of the Prepayment Assumption

	Class B1 Certificates					Class B2 Certificates
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2007	100	100	100	100	100	100	100	100	100	100
May 2008	99	99	99	99	99	99	99	99	99	99
May 2009	99	99	99	99	99	99	99	99	99	99
May 2010	99	99	99	99	99	99	99	99	99	99
May 2011	98	98	98	98	92	98	98	98	98	92
May 2012	98	95	92	88	55	98	95	92	88	55
May 2013	97	91	84	76	33	98	91	84	76	33
May 2014	97	85	73	61	20	97	85	73	61	20
May 2015	97	77	61	45	12	97	77	61	45	12
May 2016	96	69	48	31	7	96	69	48	31	7
May 2017	93	61	37	21	4	93	61	37	21	4
May 2018	91	53	29	15	2	91	53	29	15	2
May 2019	88	46	23	10	1	88	46	23	10	1
May 2020	85	40	18	7	1	85	40	18	7	1
May 2021	82	35	14	5	*	82	35	14	5	*
May 2022	79	30	10	3	*	79	30	10	3	*
May 2023	75	26	8	2	*	76	26	8	2	*
May 2024	72	22	6	1	*	72	22	6	1	*
May 2025	68	19	5	1	*	68	19	5	1	*
May 2026	63	16	3	1	*	63	16	3	1	*
May 2027	59	13	3	*	*	59	13	3	*	*
May 2028	54	11	2	*	*	54	11	2	*	*
May 2029	48	9	1	*	*	48	9	1	*	*
May 2030	42	7	1	*	*	42	7	1	*	*
May 2031	36	5	1	*	*	36	5	1	*	*
May 2032	29	4	*	*	*	29	4	*	*	*
May 2033	22	3	*	*	*	22	3	*	*	*
May 2034	15	2	*	*	*	15	2	*	*	*
May 2035	6	1	*	*	*	6	1	*	*	*
May 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.40	13.67	10.64	9.15	6.76	21.42	13.67	10.64	9.15	6.76

(*)

Indicates a number that is greater than zero but less than 0.5%.

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the
Following Percentages of the Prepayment Assumption

	Class B3 Certificates					Class X-PO Certificates
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%

Initial Percentage	100	100	100	100	100	100	100	100	100	100
May 2007	100	100	100	100	100	100	90	81	72	63
May 2008	99	99	99	99	99	99	81	65	50	38
May 2009	99	99	99	99	99	98	72	51	35	22
May 2010	99	99	99	99	99	98	65	41	24	13
May 2011	98	98	98	98	92	97	58	33	17	8
May 2012	98	95	92	88	55	97	52	26	12	5
May 2013	98	91	84	76	33	96	46	21	8	3
May 2014	97	85	73	61	20	95	41	16	6	2
May 2015	97	77	61	45	12	95	37	13	4	1
May 2016	96	69	48	31	7	93	33	10	3	1
May 2017	93	61	37	21	4	90	29	8	2	*
May 2018	91	53	29	15	2	88	25	6	1	*
May 2019	88	46	23	10	1	85	22	5	1	*
May 2020	85	40	18	7	1	82	19	4	1	*
May 2021	82	35	14	5	*	78	16	3	*	*
May 2022	79	30	10	3	*	75	14	2	*	*
May 2023	76	26	8	2	*	71	12	2	*	*
May 2024	72	22	6	1	*	67	10	1	*	*
May 2025	68	19	5	1	*	63	9	1	*	*
May 2026	63	16	3	1	*	59	7	1	*	*
May 2027	59	13	3	*	*	54	6	1	*	*
May 2028	54	11	2	*	*	49	5	*	*	*
May 2029	48	9	1	*	*	44	4	*	*	*
May 2030	42	7	1	*	*	38	3	*	*	*
May 2031	36	5	1	*	*	32	2	*	*	*
May 2032	29	4	*	*	*	26	2	*	*	*
May 2033	22	3	*	*	*	19	1	*	*	*
May 2034	15	2	*	*	*	12	1	*	*	*
May 2035	6	1	*	*	*	4	*	*	*	*
May 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	21.42	13.67	10.64	9.15	6.76	20.58	8.15	4.42	2.87	2.06

(*)

Indicates a number that is greater than zero but less than 0.5%.

(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Pre-Tax Yield to Maturity of the Class X-2 Certificates at the Following Percentages of the Prepayment Assumption

Assumed Purchase Price	0%	50%	100%	150%	200%
$1,131,373	33.87%	22.68%	10.86%	-1.70%	-15.16%

Pre-Tax Yield to Maturity of the Class X-PO Certificates at the Following Percentages of the Prepayment Assumption

Assumed Purchase Price	0%	50%	100%	150%	200%
$982,565	2.00%	5.78%	11.19%	17.50%	24.69%

Aggregate Collateral Summary

Aggregate Outstanding Principal Balance	$500,004,047.41
Aggregate Original Principal Balance	$500,255,366.00
Number of Mortgage Loans	2,401

	Minimum	Maximum	Average(1)
Original Principal Balance	$28,000.00	$1,800,000.00	$208,352.92
Outstanding Principal Balance	$28,000.00	$1,796,966.90	$208,248.25

	Minimum	Maximum	Weighted Average(2)
Original Term (mos)	360	360	360
Stated Remaining Term (mos)	351	359	358
Loan Age (mos)	1	9	2
Current Interest Rate	5.500%	8.375%	7.167%
Original Loan-to-Value	19.36%	95.00%	77.44%
Original Combined Loan-to-Value	24.76%	100.00%	91.73%
Credit Score(3)	635	814	701
Debt-to-Income Ratio(4)	7.06%	54.81%	39.31%

		Earliest	Latest
Maturity Date:		7/1/2035	3/1/2036

Lien Position	Percent of Mortgage Pool	Year of Origination	Percent of Mortgage Pool
1st Lien	100.00%	2005	32.57%
		2006	67.43%

Mortgage Insurance	Percent of Mortgage Pool	Loan Purpose	Percent of Mortgage Pool
% LTV > 80.00 with MI	100.00%	Cash Out Refinance	21.54%
		Purchase	72.74%
Occupancy	Percent of Mortgage Pool	Rate/Term Refinance	5.73%
Investor	33.27%
Owner Occupied	59.70%
Second Home	7.03%	Property Type	Percent of Mortgage Pool
		2-4 Family	10.36%
		Condominium	6.76%
Loan Type	Percent of Mortgage Pool	Hi-Rise Condo	1.28%
FIXED	27.79%	PUD	25.43%
FIXED IO	72.21%	PUD-Detached	0.04%
		Single Family	55.01%
		Townhouse	1.12%

(1)

Sum of Principal Balance divided by total number of loans.

(2)

Weighted by Outstanding Principal Balance.

(3)

Minimum and Weighting only for loans with scores.

(4)

Weighting only for loans with Debt-to-Income Ratio.

Mortgage Rates for the Aggregate Mortgage Loans

Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
5.001% to 5.500%	1	199,248.85	0.04	5.500	699	199,248.85	80.00	100.00
5.501% to 6.000%	28	6,401,445.13	1.28	5.913	718	228,623.04	73.00	35.24
6.001% to 6.500%	188	41,578,436.60	8.32	6.383	695	221,161.90	72.30	26.41
6.501% to 7.000%	728	173,947,191.88	34.79	6.846	692	238,938.45	75.70	13.43
7.001% to 7.500%	857	172,532,060.61	34.51	7.314	702	201,320.96	78.98	9.92
7.501% to 8.000%	486	88,018,854.58	17.60	7.767	714	181,108.75	80.04	4.63
8.001% to 8.500%	113	17,326,809.76	3.47	8.233	722	153,334.60	80.11	2.11
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the  Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.500% per annum to 8.375% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.167% per annum.

Original Months to Stated Maturity for the Aggregate Mortgage Loans

Range of Original Months to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
360	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Remaining Months to Stated Maturity for the Aggregate Mortgage Loans

Range of Remaining Months to Stated Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
241 - 360	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 351 months to 359 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 358 months.

Outstanding Mortgage Loan Principal Balances for the Aggregate Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
$50,000.00 or less	57	2,483,527.06	0.50	7.670	727	43,570.65	79.07	21.70
$50,000.01 to $100,000.00	388	30,260,316.10	6.05	7.375	715	77,990.51	78.15	19.38
$100,000.01 to $150,000.00	581	72,807,691.02	14.56	7.244	704	125,314.44	78.45	16.07
$150,000.01 to $200,000.00	487	84,613,808.26	16.92	7.164	698	173,744.99	79.28	13.21
$200,000.01 to $250,000.00	275	61,382,122.50	12.28	7.209	693	223,207.72	79.24	6.83
$250,000.01 to $300,000.00	202	55,353,234.63	11.07	7.072	695	274,025.91	79.00	8.45
$300,000.01 to $350,000.00	103	33,380,769.14	6.68	7.193	697	324,085.14	78.49	7.76
$350,000.01 to $400,000.00	97	36,427,948.95	7.29	7.082	694	375,545.87	77.15	8.01
$400,000.01 to $450,000.00	55	23,436,872.01	4.69	7.058	702	426,124.95	74.01	16.33
$450,000.01 to $500,000.00	42	19,976,212.09	4.00	6.987	713	475,624.10	74.65	9.71
$500,000.01 to $550,000.00	24	12,580,022.30	2.52	7.036	707	524,167.60	76.72	8.28
$550,000.01 to $600,000.00	28	16,192,977.23	3.24	7.161	714	578,320.62	75.68	10.70
$600,000.01 to $650,000.00	17	10,904,226.72	2.18	6.937	706	641,425.10	73.05	23.83
$650,000.01 to $700,000.00	10	6,792,587.66	1.36	7.390	703	679,258.77	78.04	9.72
$700,000.01 to $750,000.00	3	2,161,250.00	0.43	7.340	696	720,416.67	67.01	0.00
$750,000.01 to $800,000.00	7	5,481,016.68	1.10	7.092	690	783,002.38	72.51	14.01
$800,000.01 to $850,000.00	5	4,192,000.00	0.84	7.076	701	838,400.00	72.04	0.00
$850,000.01 to $900,000.00	1	859,278.00	0.17	7.125	692	859,278.00	80.00	0.00
$900,000.01 to $950,000.00	5	4,598,781.24	0.92	7.298	717	919,756.25	73.72	19.66
$950,000.01 to $1,000,000.00	8	7,920,000.00	1.58	7.466	726	990,000.00	73.50	0.00
Greater than or equal to $1,000,000.01	6	8,199,405.82	1.64	6.964	708	1,366,567.64	60.09	14.98
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the  Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $28,000.00 to approximately $1,796,966.90 and the average outstanding principal balance of the Mortgage Loans was approximately $208,248.25.

Product Types for the Aggregate Mortgage Loans

Product Types	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Fixed	807	138,954,949.34	27.79	7.145	694	172,187.05	76.71	14.85
Fixed IO	1,594	361,049,098.07	72.21	7.175	704	226,505.08	77.72	10.45
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Amortization Types for the Aggregate Mortgage Loans

Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
10 Year IO	1,594	361,049,098.07	72.21	7.175	704	226,505.08	77.72	10.45
Fully Amortizing	807	138,954,949.34	27.79	7.145	694	172,187.05	76.71	14.85
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Mortgage Loan Age Summary for the Aggregate Mortgage Loans

Mortgage Loan Age Summary	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
1	463	96,273,266.67	19.25	7.214	694	207,933.62	77.43	12.43
2	1,094	227,808,045.51	45.56	7.224	702	208,234.05	77.82	8.95
3	428	93,850,801.86	18.77	7.185	701	219,277.57	76.48	11.88
4	182	36,372,934.28	7.27	7.164	707	199,851.29	77.41	15.19
5	93	18,983,981.79	3.80	6.875	699	204,128.84	76.31	20.62
6	86	18,080,018.63	3.62	6.669	714	210,232.77	78.53	19.03
7	36	5,507,569.20	1.10	6.663	710	152,988.03	79.23	23.61
8	16	2,715,723.51	0.54	6.643	726	169,732.72	75.89	18.41
9	3	411,705.96	0.08	6.49	709	137,235.32	73.64	36.97
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 2 months.

State Distributions of Mortgaged Properties for the Aggregate Mortgage Loans

State Distributions of Mortgaged Properties	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Alabama	15	3,374,431.15	0.67	6.985	701	224,962.08	73.58	10.15
Arizona	92	23,818,113.90	4.76	7.314	702	258,892.54	78.23	10.91
Arkansas	6	759,709.77	0.15	7.162	680	126,618.30	82.31	0.00
California	213	82,924,887.72	16.58	7.020	707	389,318.72	73.53	5.23
Colorado	56	11,500,423.58	2.30	7.074	701	205,364.71	79.50	15.99
Connecticut	22	6,078,924.28	1.22	6.922	697	276,314.74	75.10	15.65
Delaware	3	829,500.00	0.17	7.595	727	276,500.00	79.55	0.00
District of Columbia	7	3,660,499.80	0.73	6.998	711	522,928.54	70.91	7.32
Florida	422	90,000,915.20	18.00	7.349	704	213,272.31	78.55	6.75
Georgia	482	76,574,005.54	15.31	7.136	700	158,867.23	78.32	16.54
Idaho	16	2,480,238.20	0.50	7.062	695	155,014.89	78.86	25.46
Illinois	21	4,473,344.43	0.89	7.162	688	213,016.40	76.08	50.60
Indiana	26	2,037,339.73	0.41	7.737	750	78,359.22	79.48	7.67
Iowa	15	1,448,710.62	0.29	7.476	712	96,580.71	81.66	0.00
Kansas	3	436,734.59	0.09	7.109	663	145,578.20	83.98	30.96
Kentucky	5	898,528.93	0.18	7.078	694	179,705.79	73.47	13.98
Louisiana	6	789,920.00	0.16	7.000	687	131,653.33	80.00	61.93
Maine	20	3,260,706.09	0.65	7.408	691	163,035.30	79.50	0.00
Maryland	57	13,169,330.21	2.63	7.024	678	231,040.88	79.14	5.10
Massachusetts	23	6,606,989.74	1.32	7.244	700	287,260.42	73.41	25.15
Michigan	43	5,399,578.18	1.08	7.437	698	125,571.59	78.05	12.96
Minnesota	25	4,691,207.74	0.94	7.214	696	187,648.31	79.22	10.71
Mississippi	12	1,666,605.59	0.33	6.948	672	138,883.80	80.97	23.57
Missouri	9	1,071,672.86	0.21	7.064	665	119,074.76	79.12	13.10
Montana	7	1,907,331.10	0.38	7.211	678	272,475.87	80.27	0.00
Nebraska	2	202,221.55	0.04	7.314	682	101,110.78	77.25	0.00
Nevada	20	4,885,033.72	0.98	7.064	697	244,251.69	77.68	19.75
New Hampshire	3	860,646.66	0.17	7.210	685	286,882.22	77.38	0.00
New Jersey	11	2,767,237.05	0.55	7.500	669	251,567.00	77.34	0.00
New Mexico	47	7,553,120.01	1.51	7.126	705	160,704.68	77.88	5.74
New York	22	8,187,656.63	1.64	6.958	693	372,166.21	75.93	15.10
North Carolina	96	16,084,073.25	3.22	6.830	707	167,542.43	77.86	26.17
North Dakota	1	85,500.00	0.02	8.000	719	85,500.00	90.00	0.00
Ohio	36	4,151,272.61	0.83	7.276	699	115,313.13	79.29	17.05
Oklahoma	5	428,872.30	0.09	7.336	675	85,774.46	80.97	27.03
Oregon	56	12,689,296.35	2.54	7.080	700	226,594.58	79.12	13.25
Pennsylvania	15	1,987,451.89	0.40	7.164	688	132,496.79	82.35	15.91
South Carolina	49	6,652,436.06	1.33	7.075	706	135,764.00	79.62	16.70
South Dakota	4	424,960.00	0.08	7.166	727	106,240.00	80.00	55.20
Tennessee	108	17,804,113.92	3.56	7.244	708	164,852.91	77.41	25.08
Texas	98	13,147,842.69	2.63	7.443	710	134,161.66	79.18	4.87
Utah	16	3,326,646.73	0.67	7.228	696	207,915.42	80.00	3.67
Vermont	1	148,800.00	0.03	7.375	668	148,800.00	80.00	0.00
Virginia	123	29,823,788.34	5.96	7.166	687	242,469.82	77.61	10.61
Washington	64	15,407,525.03	3.08	7.059	704	240,742.58	78.92	9.92
West Virginia	2	528,750.00	0.11	7.007	660	264,375.00	87.05	0.00
Wisconsin	12	2,373,903.67	0.47	7.537	716	197,825.31	78.02	20.14
Wyoming	4	623,250.00	0.12	7.143	707	155,812.50	79.31	0.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

No more than approximately 0.68% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

Original Loan-to-Value Ratios for the Aggregate Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
50.00% or less	28	8,752,953.82	1.75	6.661	709	312,605.49	41.89	13.69
50.01% to 55.00%	14	3,810,926.08	0.76	6.511	703	272,209.01	52.58	23.12
55.01% to 60.00%	22	8,871,531.42	1.77	6.884	688	403,251.43	57.76	18.80
60.01% to 65.00%	112	33,304,830.91	6.66	6.750	700	297,364.56	64.26	12.47
65.01% to 70.00%	83	18,074,463.51	3.61	7.155	707	217,764.62	68.95	13.01
70.01% to 75.00%	69	15,576,228.33	3.12	7.233	698	225,742.44	74.03	19.28
75.01% to 80.00%	1,959	391,367,630.55	78.27	7.215	702	199,779.29	79.84	11.13
80.01% to 85.00%	6	925,312.64	0.19	7.476	681	154,218.77	84.36	0.00
85.01% to 90.00%	65	11,335,712.14	2.27	7.397	683	174,395.57	89.72	9.74
90.01% to 95.00%	43	7,984,458.01	1.60	7.278	673	185,685.07	94.94	5.42
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 19.36% to 95.00% and the weighted average Original Loan-to-Value was approximately 77.44%.

Combined Loan-to-Value Ratios for the Aggregate Mortgage Loans

Range of Combined Loan-to-Value Ratios	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
50.00% or less	25	8,038,472.76	1.61	6.666	711	321,538.91	41.73	9.55
50.01% - 55.00%	14	3,810,926.08	0.76	6.511	703	272,209.01	52.58	23.12
55.01% - 60.00%	21	8,481,379.49	1.70	6.811	689	403,875.21	57.07	24.74
60.01% - 65.00%	68	23,199,119.58	4.64	6.732	694	341,163.52	64.26	13.14
65.01% - 70.00%	32	8,808,631.36	1.76	7.035	701	275,269.73	68.63	5.85
70.01% - 75.00%	26	5,784,046.09	1.16	6.887	679	222,463.31	72.12	5.72
75.01% - 80.00%	212	47,056,365.52	9.41	7.154	699	221,963.99	79.08	8.9
80.01% - 85.00%	18	4,837,521.76	0.97	7.140	673	268,751.21	75.42	7.59
85.01% - 90.00%	207	45,312,555.38	9.06	7.235	694	218,901.23	80.41	10.34
90.01% - 95.00%	278	58,544,369.68	11.71	7.357	704	210,591.26	80.66	8.25
95.01% - 100.00%	1,500	286,130,659.71	57.23	7.198	704	190,753.77	79.46	12.81
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 24.76% to 100.00% and the weighted average Combined Loan-to-Value was approximately 91.73%.

Silent Seconds for the Aggregate Mortgage Loans

Silent Seconds	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
No	500	121,475,928.63	24.29	7.024	694	242,951.86	73.06	10.65
Yes	1,901	378,528,118.78	75.71	7.213	703	199,120.53	78.84	12.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Loan Purpose for the Aggregate Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Cash Out Refinance	376	107,677,848.76	21.54	6.998	686	286,377.26	72.03	15.80
Purchase	1,893	363,689,467.43	72.74	7.234	707	192,123.33	79.18	9.79
Rate/Term Refinance	132	28,636,731.22	5.73	6.947	689	216,944.93	75.57	20.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Property Type for the Aggregate Mortgage Loans

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
2-4 Family	239	51,803,138.31	10.36	7.162	714	216,749.53	73.76	14.14
Condominium	201	33,815,982.64	6.76	7.254	705	168,238.72	76.75	12.57
Hi-Rise Condo	31	6,381,551.71	1.28	7.387	704	205,856.51	76.31	10.38
PUD	542	127,145,178.89	25.43	7.187	700	234,585.20	79.06	11.38
PUD-Detached	1	200,720.00	0.04	7.000	750	200,720.00	80.00	0.00
Single Family	1,362	275,048,188.21	55.01	7.143	699	201,944.34	77.50	11.42
Townhouse	25	5,609,287.65	1.12	7.178	715	224,371.51	76.71	4.53
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Documentation for the Aggregate Mortgage Loans

Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Full/Alternative	332	58,356,636.80	11.67	6.894	700	175,773.00	76.44	100.00
No Documentation	329	64,974,936.53	12.99	7.369	713	197,492.21	76.08	0.00
No Ratio	496	105,433,481.55	21.09	7.270	699	212,567.50	77.98	0.00
Stated Income	931	211,465,819.58	42.29	7.096	699	227,138.37	77.79	0.00
Stated/Stated	313	59,773,172.95	11.95	7.280	699	190,968.60	77.65	0.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Occupancy for the Aggregate Mortgage Loans

Occupancy	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Investor	1,036	166,335,392.64	33.27	7.392	725	160,555.40	76.66	13.82
Owner Occupied	1,204	298,520,061.25	59.70	7.018	686	247,940.25	77.67	10.72
Second Home	161	35,148,593.52	7.03	7.365	715	218,314.25	79.09	9.57
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

Debt-to-Income Ratios for the Aggregate Mortgage Loans

Range of Debt-to-Income Ratios	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
N/A	825	170,408,418.08	34.08	7.308	704	206,555.66	77.26	0.00
5.01% - 10.00%	6	793,222.44	0.16	6.846	720	132,203.74	67.78	19.19
10.01% - 15.00%	17	2,338,703.99	0.47	7.312	718	137,570.82	78.91	9.75
15.01% - 20.00%	27	5,626,674.22	1.13	6.938	703	208,395.34	71.28	3.45
20.01% - 25.00%	62	10,977,035.00	2.20	7.155	701	177,048.95	78.50	11.18
25.01% - 30.00%	104	18,410,438.65	3.68	7.094	704	177,023.45	76.22	15.26
30.01% - 35.00%	199	42,861,117.89	8.57	7.109	700	215,382.50	77.75	9.70
35.01% - 40.00%	327	72,147,418.77	14.43	7.097	699	220,634.31	77.64	13.45
40.01% - 45.00%	493	103,003,881.26	20.60	7.091	696	208,932.82	78.43	17.04
45.01% - 50.00%	302	64,438,016.95	12.89	7.065	699	213,370.92	76.64	30.05
50.01% - 55.00%	39	8,999,120.16	1.80	7.225	728	230,746.67	77.42	32.98
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

As of the Cut-off Date, the Debt-to-Income Ratio of the Mortgage Loans ranged from 7.06% to 54.81% and the weighted average Debt-to-Income was approximately 39.31%.

Original Prepayment Penalty Term for the Aggregate Mortgage Loans

Original Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
None	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Credit Scores for the Aggregate Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
626 - 650	239	54,647,166.92	10.93	6.976	643	228,649.23	77.10	16.44
651 - 675	508	112,441,526.94	22.49	7.061	663	221,341.59	78.07	13.55
676 - 700	528	107,600,258.18	21.52	7.194	688	203,788.37	77.26	8.40
701 - 725	408	81,201,835.08	16.24	7.268	712	199,024.11	77.93	7.63
726 - 750	345	65,003,796.88	13.00	7.256	737	188,416.80	76.92	11.54
751 - 775	234	49,359,159.71	9.87	7.218	763	210,936.58	76.61	13.83
776 - 800	121	25,438,532.27	5.09	7.286	784	210,235.80	77.76	13.08
801 and Greater	18	4,311,771.43	0.86	7.149	805	239,542.86	75.66	29.00
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 635 to 814 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 701.

Lien Type for the Aggregate Mortgage Loans

Lien Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
1	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Delinquency Status of the Aggregate Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Current	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67
Total:	2,401	500,004,047.41	100.00	7.167	701	208,248.25	77.44	11.67

Conforming Collateral Summary

Conforming Outstanding Principal Balance	$397,502,922.43
Conforming Original Principal Balance	$397,725,103.00
Number of Mortgage Loans	2,236

	Minimum	Maximum	Average(1)
Original Principal Balance	$28,000.00	$785,600.00	$177,873.48
Outstanding Principal Balance	$28,000.00	$785,600.00	$177,774.12

	Minimum	Maximum	Weighted Average(2)
Original Term (mos)	360	360	360
Stated Remaining Term (mos)	351	359	357
Loan Age (mos)	1	9	3
Current Interest Rate	5.500%	8.375%	7.182%
Original Loan-to-Value	19.36%	95.00%	78.52%
Original Combined Loan-to-Value	24.76%	100.00%	93.37%
Credit Score(3)	635	814	699
Debt-to-Income Ratio(4)	7.06%	54.81%	39.18%

		Earliest	Latest
Maturity Date:		7/1/2035	3/1/2036

Lien Position	Percent of Mortgage Pool	Year of Origination	Percent of Mortgage Pool
1st Lien	100.00%	2005	33.77%
		2006	66.23%

Mortgage Insurance	Percent of Mortgage Pool	Loan Purpose	Percent of Mortgage Pool
% LTV > 80.00 with MI	100.00%	Cash Out Refinance	17.32%
		Purchase	77.00%
Occupancy	Percent of Mortgage Pool	Rate/Term Refinance	5.68%
Investor	37.56%
Owner Occupied	55.60%
Second Home	6.84%	Property Type	Percent of Mortgage Pool
		2-4 Family	10.23%
		Condominium	8.51%
Loan Type	Percent of Mortgage Pool	Hi-Rise Condo	1.43%
FIXED	27.20%	PUD	25.36%
FIXED IO	72.80%	PUD-Detached	0.05%
		Single Family	53.49%
		Townhouse	0.92%

(1)

Sum of Principal Balance divided by total number of loans.

(2)

Weighted by Outstanding Principal Balance.

(3)

Minimum and Weighting only for loans with scores.

(4)

Weighting only for loans with Debt-to-Income Ratio.

Mortgage Rates for the Conforming Mortgage Loans

Range of Mortgage Rates	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
5.001% to 5.500%	1	199,248.85	0.05	5.500	699	199,248.85	80.00	100.00
5.501% to 6.000%	25	4,789,849.53	1.20	5.913	722	191,593.98	73.24	37.43
6.001% to 6.500%	174	33,800,795.26	8.50	6.383	696	194,257.44	75.62	21.17
6.501% to 7.000%	657	130,188,232.40	32.75	6.849	688	198,155.60	77.32	13.96
7.001% to 7.500%	811	142,346,045.46	35.81	7.318	701	175,519.17	79.42	10.25
7.501% to 8.000%	461	72,134,466.66	18.15	7.772	713	156,473.90	80.24	4.82
8.001% to 8.500%	107	14,044,284.27	3.53	8.234	721	131,254.99	80.40	2.60
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

As of the  Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.500% per annum to 8.375% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.182% per annum.

Original Months to Stated Maturity for the Conforming Mortgage Loans

Range of Original Months to Stated Maturity	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
360	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

Remaining Months to Stated Maturity for the Conforming Mortgage Loans

Range of Remaining Months to Stated Maturity	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
241 - 360	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

As of the  Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 351 months to 359 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 357 months.

Outstanding Mortgage Loan Principal Balances for the Conforming Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
$50,000.00 or less	57	2,483,527.06	0.62	7.670	727	43,570.65	79.07	21.70
$50,000.01 to $100,000.00	388	30,260,316.10	7.61	7.375	715	77,990.51	78.15	19.38
$100,000.01 to $150,000.00	581	72,807,691.02	18.32	7.244	704	125,314.44	78.45	16.07
$150,000.01 to $200,000.00	487	84,613,808.26	21.29	7.164	698	173,744.99	79.28	13.21
$200,000.01 to $250,000.00	275	61,382,122.50	15.44	7.209	693	223,207.72	79.24	6.83
$250,000.01 to $300,000.00	202	55,353,234.63	13.93	7.072	695	274,025.91	79.00	8.45
$300,000.01 to $350,000.00	103	33,380,769.14	8.40	7.193	697	324,085.14	78.49	7.76
$350,000.01 to $400,000.00	97	36,427,948.95	9.16	7.082	694	375,545.87	77.15	8.01
$400,000.01 to $450,000.00	29	12,120,936.55	3.05	7.102	703	417,963.33	75.61	17.28
$450,000.01 to $500,000.00	10	4,794,415.94	1.21	6.926	705	479,441.59	71.67	0.00
$500,000.01 to $550,000.00	6	3,092,552.28	0.78	6.935	713	515,425.38	77.34	0.00
$750,000.01 to $800,000.00	1	785,600.00	0.20	7.875	712	785,600.00	79.96	0.00
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

As of the  Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $28,000.00 to approximately $785,600.00 and the average outstanding principal balance of the Mortgage Loans was approximately $177,774.12.

Product Types for the Conforming Mortgage Loans

Product Types	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Fixed	757	108,117,692.46	27.20	7.193	692	142,823.90	78.89	11.72
Fixed IO	1,479	289,385,229.97	72.80	7.177	702	195,662.77	78.38	11.43
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

Amortization Types for the Conforming Mortgage Loans

Amortization Type	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
10 Year IO	1,479	289,385,229.97	72.80	7.177	702	195,662.77	78.38	11.43
Fully Amortizing	757	108,117,692.46	27.20	7.193	692	142,823.90	78.89	11.72
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

Mortgage Loan Age Summary for the Conforming Mortgage Loans

Mortgage Loan Age Summary	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
1	428	73,766,352.67	18.56	7.238	694	172,351.29	78.71	11.64
2	1,017	180,717,527.18	45.46	7.241	700	177,696.68	78.62	8.57
3	397	73,023,955.72	18.37	7.201	697	183,939.44	78.08	12.98
4	175	32,209,720.72	8.10	7.168	704	184,055.55	77.96	14.77
5	86	15,488,811.53	3.90	6.913	702	180,102.46	79.04	19.51
6	79	14,078,970.70	3.54	6.652	710	178,214.82	78.70	20.47
7	35	5,090,154.44	1.28	6.707	711	145,432.98	81.58	17.35
8	16	2,715,723.51	0.68	6.643	726	169,732.72	75.89	18.41
9	3	411,705.96	0.10	6.490	709	137,235.32	73.64	36.97
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 3  months.

State Distributions of Mortgaged Properties for the Conforming Mortgage Loans

State Distributions of Mortgaged Properties	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Alabama	14	2,429,431.15	0.61	7.028	689	173,530.80	79.22	14.09
Arizona	84	18,709,144.64	4.71	7.320	707	222,727.91	79.13	10.36
Arkansas	6	759,709.77	0.19	7.162	680	126,618.30	82.31	0.00
California	150	44,297,863.84	11.14	6.978	699	295,319.09	74.01	3.68
Colorado	55	10,704,423.58	2.69	7.071	700	194,625.88	79.51	17.18
Connecticut	20	5,188,607.34	1.31	6.994	703	259,430.37	78.62	18.34
Delaware	2	352,700.00	0.09	7.892	719	176,350.00	78.93	0.00
District of Columbia	5	1,719,999.80	0.43	7.138	699	343,999.96	72.73	15.58
Florida	403	79,671,622.55	20.04	7.364	702	197,696.33	79.18	6.23
Georgia	471	69,710,855.36	17.54	7.149	700	148,006.06	79.25	17.52
Idaho	16	2,480,238.20	0.62	7.062	695	155,014.89	78.86	25.46
Illinois	20	3,569,344.43	0.90	7.140	695	178,467.22	75.09	38.09
Indiana	26	2,037,339.73	0.51	7.737	750	78,359.22	79.48	7.67
Iowa	15	1,448,710.62	0.36	7.476	712	96,580.71	81.66	0.00
Kansas	3	436,734.59	0.11	7.109	663	145,578.20	83.98	30.96
Kentucky	5	898,528.93	0.23	7.078	694	179,705.79	73.47	13.98
Louisiana	6	789,920.00	0.20	7.000	687	131,653.33	80.00	61.93
Maine	20	3,260,706.09	0.82	7.408	691	163,035.30	79.50	0.00
Maryland	54	11,067,970.21	2.78	7.000	676	204,962.41	78.98	6.06
Massachusetts	21	5,042,789.06	1.27	7.397	691	240,132.81	79.40	17.72
Michigan	43	5,399,578.18	1.36	7.437	698	125,571.59	78.05	12.96
Minnesota	25	4,691,207.74	1.18	7.214	696	187,648.31	79.22	10.71
Mississippi	12	1,666,605.59	0.42	6.948	672	138,883.80	80.97	23.57
Missouri	9	1,071,672.86	0.27	7.064	665	119,074.76	79.12	13.10
Montana	6	1,111,331.10	0.28	7.183	699	185,221.85	80.47	0.00
Nebraska	2	202,221.55	0.05	7.314	682	101,110.78	77.25	0.00
Nevada	18	3,766,807.20	0.95	7.101	704	209,267.07	80.12	8.37
New Hampshire	3	860,646.66	0.22	7.210	685	286,882.22	77.38	0.00
New Jersey	10	2,067,237.05	0.52	7.542	677	206,723.71	76.86	0.00
New Mexico	46	6,968,191.52	1.75	7.168	704	151,482.42	78.87	6.22
New York	16	4,984,057.42	1.25	7.075	703	311,503.59	76.41	4.97
North Carolina	92	14,039,667.37	3.53	6.925	706	152,605.08	79.32	19.95
North Dakota	1	85,500.00	0.02	8.000	719	85,500.00	90.00	0.00
Ohio	36	4,151,272.61	1.04	7.276	699	115,313.13	79.29	17.05
Oklahoma	5	428,872.30	0.11	7.336	675	85,774.46	80.97	27.03
Oregon	52	10,406,315.11	2.62	7.037	698	200,121.44	78.93	16.16
Pennsylvania	15	1,987,451.89	0.50	7.164	688	132,496.79	82.35	15.91
South Carolina	49	6,652,436.06	1.67	7.075	706	135,764.00	79.62	16.70
South Dakota	4	424,960.00	0.11	7.166	727	106,240.00	80.00	55.20
Tennessee	99	11,280,734.64	2.84	7.168	711	113,946.81	79.55	22.94
Texas	97	12,467,843.69	3.14	7.420	706	128,534.47	79.14	5.13
Utah	15	2,815,446.73	0.71	7.247	697	187,696.45	80.00	4.33
Vermont	1	148,800.00	0.04	7.375	668	148,800.00	80.00	0.00
Virginia	108	20,076,146.57	5.05	7.120	686	185,890.25	78.14	10.42
Washington	59	12,645,375.03	3.18	7.024	695	214,328.39	79.53	12.08
West Virginia	2	528,750.00	0.13	7.007	660	264,375.00	87.05	0.00
Wisconsin	11	1,373,903.67	0.35	7.746	696	124,900.33	78.82	34.80
Wyoming	4	623,250.00	0.16	7.143	707	155,812.50	79.31	0.00
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

No more than approximately 0.85% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

Original Loan-to-Value Ratios for the Conforming Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
50.00% or less	22	4,189,866.17	1.05	6.726	692	190,448.46	39.30	0.00
50.01% to 55.00%	11	2,371,940.56	0.60	6.648	703	215,630.96	52.86	0.00
55.01% to 60.00%	16	3,053,592.50	0.77	6.919	690	190,849.53	57.78	14.41
60.01% to 65.00%	88	17,664,279.41	4.44	6.726	703	200,730.45	64.26	12.47
65.01% to 70.00%	76	12,455,094.66	3.13	7.183	700	163,882.82	69.34	9.54
70.01% to 75.00%	64	12,597,098.33	3.17	7.158	698	196,829.66	74.05	20.27
75.01% to 80.00%	1,845	324,925,568.01	81.74	7.209	700	176,111.42	79.89	11.64
80.01% to 85.00%	6	925,312.64	0.23	7.476	681	154,218.77	84.36	0.00
85.01% to 90.00%	65	11,335,712.14	2.85	7.397	683	174,395.57	89.72	9.74
90.01% to 95.00%	43	7,984,458.01	2.01	7.278	673	185,685.07	94.94	5.42
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 19.36% to 95.00% and the weighted average Original Loan-to-Value was approximately 78.52%.

Combined Loan-to-Value Ratios for the Conforming Mortgage Loans

Range of Combined Loan-to-Value Ratios	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
50.00% or less	20	3,905,385.11	0.98	6.709	689	195,269.26	39.02	0.00
50.01% - 55.00%	11	2,371,940.56	0.60	6.648	703	215,630.96	52.86	0.00
55.01% - 60.00%	15	2,883,440.57	0.73	6.921	691	192,229.37	57.85	15.26
60.01% - 65.00%	48	9,842,068.08	2.48	6.658	688	205,043.09	64.00	11.16
65.01% - 70.00%	28	5,423,631.36	1.36	6.961	688	193,701.12	68.07	0.00
70.01% - 75.00%	26	5,784,046.09	1.46	6.887	679	222,463.31	72.12	5.72
75.01% - 80.00%	196	38,324,088.27	9.64	7.131	696	195,531.06	79.19	5.78
80.01% - 85.00%	16	3,326,521.76	0.84	7.170	680	207,907.61	77.46	11.04
85.01% - 90.00%	190	34,075,479.12	8.57	7.287	695	179,344.63	82.16	8.10
90.01% - 95.00%	263	49,570,441.68	12.47	7.369	702	188,480.77	81.17	8.74
95.01% - 100.00%	1,423	241,995,879.83	60.88	7.186	701	170,060.35	79.48	14.13
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 24.76% to 100.00% and the weighted average Combined Loan-to-Value was approximately 93.37%.

Silent Seconds for the Conforming Mortgage Loans

Silent Seconds	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
No	449	86,288,087.79	21.71	7.074	689	192,178.37	76.34	6.52
Yes	1,787	311,214,834.64	78.29	7.212	702	174,154.92	79.12	12.89
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

Loan Purpose for the Conforming Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Cash Out Refinance	320	68,857,077.04	17.32	6.995	682	215,178.37	74.44	12.94
Purchase	1,795	306,063,642.95	77.00	7.240	704	170,508.99	79.65	10.84
Rate/Term Refinance	121	22,582,202.44	5.68	6.962	683	186,629.77	75.59	16.27
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

Property Type for the Conforming Mortgage Loans

Property Type	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
2-4 Family	224	40,655,695.05	10.23	7.193	715	181,498.64	75.44	16.64
Condominium	201	33,815,982.64	8.51	7.254	705	168,238.72	76.75	12.57
Hi-Rise Condo	30	5,702,551.71	1.43	7.389	701	190,085.06	76.70	11.62
PUD	498	100,815,108.38	25.36	7.175	699	202,439.98	79.70	11.01
PUD-Detached	1	200,720.00	0.05	7.000	750	200,720.00	80.00	0.00
Single Family	1,259	212,644,077.00	53.49	7.164	695	168,899.19	78.84	10.68
Townhouse	23	3,668,787.65	0.92	7.338	711	159,512.51	80.63	6.93
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

Documentation for the Conforming Mortgage Loans

Documentation	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Full/Alternative	311	45,752,317.99	11.51	6.932	703	147,113.56	78.77	100.00
No Documentation	313	54,398,349.92	13.69	7.413	710	173,796.65	77.93	0.00
No Ratio	464	84,048,675.62	21.14	7.287	698	181,139.39	79.28	0.00
Stated Income	849	161,953,673.23	40.74	7.088	695	190,758.15	78.45	0.00
Stated/Stated	299	51,349,905.67	12.92	7.282	699	171,738.81	77.87	0.00
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

Occupancy for the Conforming Mortgage Loans

Occupancy	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Investor	1,010	149,290,799.90	37.56	7.419	724	147,812.67	77.72	13.62
Owner Occupied	1,078	221,022,102.77	55.60	7.003	681	205,029.78	78.87	10.17
Second Home	148	27,190,019.76	6.84	7.328	707	183,716.35	79.95	10.83
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

Debt-to-Income Ratios for the Conforming Mortgage Loans

Range of Debt-to-Income Ratios	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
N/A	777	138,447,025.54	34.83	7.336	703	178,181.50	78.75	0.00
5.01% - 10.00%	6	793,222.44	0.20	6.846	720	132,203.74	67.78	19.19
10.01% - 15.00%	17	2,338,703.99	0.59	7.312	718	137,570.82	78.91	9.75
15.01% - 20.00%	24	3,153,112.94	0.79	7.030	702	131,379.71	76.50	6.15
20.01% - 25.00%	59	9,028,906.51	2.27	7.175	706	153,032.31	79.08	13.59
25.01% - 30.00%	100	16,182,712.62	4.07	7.127	704	161,827.13	76.47	14.49
30.01% - 35.00%	182	31,305,766.00	7.88	7.078	699	172,009.70	78.99	9.36
35.01% - 40.00%	300	56,635,591.18	14.25	7.073	695	188,785.30	78.18	15.17
40.01% - 45.00%	462	86,457,249.76	21.75	7.112	693	187,136.90	79.23	16.26
45.01% - 50.00%	276	47,706,191.02	12.00	7.095	697	172,848.52	77.83	28.54
50.01% - 55.00%	33	5,454,440.43	1.37	7.098	730	165,286.07	75.75	44.18
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

As of the Cut-off Date, the Debt-to-Income Ratio of the Mortgage Loans ranged from 7.06% to 54.81% and the weighted average Debt-to-Income Ratio was approximately 39.18%.

Original Prepayment Penalty Term for the Conforming Mortgage Loans

Original Prepayment Penalty Term	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
None	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

Credit Scores for the Conforming Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
626 - 650	225	44,741,880.06	11.26	6.973	643	198,852.80	78.37	14.95
651 - 675	477	93,219,697.66	23.45	7.049	664	195,429.14	78.91	10.81
676 - 700	498	91,094,367.92	22.92	7.224	688	182,920.42	78.22	8.96
701 - 725	378	63,351,566.16	15.94	7.306	713	167,596.74	78.86	7.92
726 - 750	320	48,128,401.32	12.11	7.319	738	150,401.25	78.76	14.49
751 - 775	215	36,320,280.27	9.14	7.252	763	168,931.54	78.59	13.10
776 - 800	108	18,434,907.61	4.64	7.265	785	170,693.59	76.91	18.05
801 and Greater	15	2,211,821.43	0.56	6.839	805	147,454.76	74.10	33.92
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 635 to 814 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 699.

Lien Type for the Conforming Mortgage Loans

Lien Type	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
1	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

Delinquency Status of the Conforming Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Current	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51
Total:	2,236	397,502,922.43	100.00	7.182	699	177,774.12	78.52	11.51

Non-Conforming Collateral Summary

Non-Conforming Outstanding Principal Balance	$102,501,124.98
Non-Conforming Original Principal Balance	$102,530,263.00
Number of Mortgage Loans	165

	Minimum	Maximum	Average(1)
Original Principal Balance	$417,500.00	$1,800,000.00	$621,395.53
Outstanding Principal Balance	$417,414.76	$1,796,966.90	$621,218.94

	Minimum	Maximum	Weighted Average(2)
Original Term (mos)	360	360	360
Stated Remaining Term (mos)	353	359	358
Loan Age (mos)	1	7	2
Current Interest Rate	5.875%	8.375%	7.109%
Original Loan-to-Value	28.39%	80.00%	73.25%
Original Combined Loan-to-Value	28.39%	100.00%	85.38%
Credit Score(3)	636	814	709
Debt-to-Income Ratio(4)	17.03%	51.21%	39.80%

		Earliest	Latest
Maturity Date:		9/1/2035	3/1/2036

Lien Position	Percent of Mortgage Pool	Year of Origination	Percent of Mortgage Pool
1st Lien	100.00%	2005	27.88%
		2006	72.12%

Mortgage Insurance	Percent of Mortgage Pool	Loan Purpose	Percent of Mortgage Pool
% LTV > 80.00 with MI	N/A	Cash Out Refinance	37.87%
		Purchase	56.22%
Occupancy	Percent of Mortgage Pool	Rate/Term Refinance	5.91%
Investor	16.63%
Owner Occupied	75.61%
Second Home	7.76%	Property Type	Percent of Mortgage Pool
		2-4 Family	10.88%
		Hi-Rise Condo	0.66%
Loan Type	Percent of Mortgage Pool	PUD	25.69%
FIXED	30.08%	Single Family	60.88%
FIXED IO	69.92%	Townhouse	1.89%

(1)

Sum of Principal Balance divided by total number of loans.

(2)

Weighted by Outstanding Principal Balance.

(3)

Minimum and Weighting only for loans with scores.

(4)

Weighting only for loans with Debt-to-Income Ratio.

Mortgage Rates for the Non-Conforming Mortgage Loans

Range of Mortgage Rates	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
5.501% to 6.000%	3	1,611,595.60	1.57	5.915	705	537,198.53	72.27	28.76
6.001% to 6.500%	14	7,777,641.34	7.59	6.385	694	555,545.81	57.89	49.17
6.501% to 7.000%	71	43,758,959.48	42.69	6.838	705	616,323.37	70.90	11.84
7.001% to 7.500%	46	30,186,015.15	29.45	7.294	711	656,217.72	76.94	8.40
7.501% to 8.000%	25	15,884,387.92	15.50	7.747	719	635,375.52	79.15	3.77
8.001% to 8.500%	6	3,282,525.49	3.20	8.228	728	547,087.58	78.89	0.00
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

As of the  Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.875% per annum to 8.375%% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.109% per annum.

Original Months to Stated Maturity for the Non-Conforming Mortgage Loans

Range of Original Months to Stated Maturity	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
360	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

Remaining Months to Stated Maturity for the Non-Conforming Mortgage Loans

Range of Remaining Months to Stated Maturity	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
241 - 360	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 353 months to 359 months and the weighted average remaining term to stated maturity of the Mortgage Loans was approximately 358 months.

Outstanding Mortgage Loan Principal Balances for the Non-Conforming Mortgage Loans

Range of Outstanding Mortgage Loan Principal Balances	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
$400,000.01 to $450,000.00	26	11,315,935.46	11.04	7.012	701	435,228.29	72.29	15.30
$450,000.01 to $500,000.00	32	15,181,796.15	14.81	7.006	716	474,431.13	75.59	12.78
$500,000.01 to $550,000.00	18	9,487,470.02	9.26	7.069	705	527,081.67	76.52	10.98
$550,000.01 to $600,000.00	28	16,192,977.23	15.80	7.161	714	578,320.62	75.68	10.70
$600,000.01 to $650,000.00	17	10,904,226.72	10.64	6.937	706	641,425.10	73.05	23.83
$650,000.01 to $700,000.00	10	6,792,587.66	6.63	7.390	703	679,258.77	78.04	9.72
$700,000.01 to $750,000.00	3	2,161,250.00	2.11	7.340	696	720,416.67	67.01	0.00
$750,000.01 to $800,000.00	6	4,695,416.68	4.58	6.961	686	782,569.45	71.27	16.36
$800,000.01 to $850,000.00	5	4,192,000.00	4.09	7.076	701	838,400.00	72.04	0.00
$850,000.01 to $900,000.00	1	859,278.00	0.84	7.125	692	859,278.00	80.00	0.00
$900,000.01 to $950,000.00	5	4,598,781.24	4.49	7.298	717	919,756.25	73.72	19.66
$950,000.01 to $1,000,000.00	8	7,920,000.00	7.73	7.466	726	990,000.00	73.50	0.00
Greater than or equal to $1,000,000.01	6	8,199,405.82	8.00	6.964	708	1,366,567.64	60.09	14.98
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

As of the  Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $417,414.76 to approximately $1,796,966.90 and the average outstanding principal balance of the Mortgage Loans was approximately $621,218.94.

Product Types for the Non-Conforming Mortgage Loans

Product Types	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Fixed	50	30,837,256.88	30.08	6.975	704	616,745.14	69.05	25.80
Fixed IO	115	71,663,868.10	69.92	7.167	711	623,164.07	75.05	6.48
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

Amortization Types for the Non-Conforming Mortgage Loans

Amortization Type	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
10 Year IO	115	71,663,868.10	69.92	7.167	711	623,164.07	75.05	6.48
Fully Amortizing	50	30,837,256.88	30.08	6.975	704	616,745.14	69.05	25.80
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

Mortgage Loan Age Summary for the Non-Conforming Mortgage Loans

Mortgage Loan Age Summary	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
1	35	22,506,914.00	21.96	7.136	696	643,054.69	73.21	15.04
2	77	47,090,518.33	45.94	7.157	710	611,565.17	74.78	10.42
3	31	20,826,846.14	20.32	7.127	714	671,833.75	70.91	8.05
4	7	4,163,213.56	4.06	7.136	734	594,744.79	73.12	18.45
5	7	3,495,170.26	3.41	6.708	689	499,310.04	64.21	25.57
6	7	4,001,047.93	3.90	6.730	727	571,578.28	77.95	13.95
7	1	417,414.76	0.41	6.125	693	417,414.76	50.61	100.00
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 2 months.

State Distributions of Mortgaged Properties for the Non-Conforming Mortgage Loans

State Distributions of Mortgaged Properties	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Alabama	1	945,000.00	0.92	6.875	732	945,000.00	59.06	0.00
Arizona	8	5,108,969.26	4.98	7.292	685	638,621.16	74.96	12.93
California	63	38,627,023.88	37.68	7.067	717	613,127.36	72.97	7.02
Colorado	1	796,000.00	0.78	7.125	717	796,000.00	79.42	0.00
Connecticut	2	890,316.94	0.87	6.504	658	445,158.47	54.59	0.00
Delaware	1	476,800.00	0.47	7.375	733	476,800.00	80.00	0.00
District of Columbia	2	1,940,500.00	1.89	6.875	721	970,250.00	69.30	0.00
Florida	19	10,329,292.65	10.08	7.237	719	543,646.98	73.73	10.79
Georgia	11	6,863,150.18	6.70	7.012	708	623,922.74	68.86	6.55
Illinois	1	904,000.00	0.88	7.250	663	904,000.00	80.00	100.00
Maryland	3	2,101,360.00	2.05	7.149	689	700,453.33	80.00	0.00
Massachusetts	2	1,564,200.68	1.53	6.752	728	782,100.34	54.09	49.10
Montana	1	796,000.00	0.78	7.250	649	796,000.00	80.00	0.00
Nevada	2	1,118,226.52	1.09	6.939	673	559,113.26	69.49	58.08
New Jersey	1	700,000.00	0.68	7.375	645	700,000.00	78.74	0.00
New Mexico	1	584,928.49	0.57	6.625	713	584,928.49	66.00	0.00
New York	6	3,203,599.21	3.13	6.777	678	533,933.20	75.18	30.85
North Carolina	4	2,044,405.88	1.99	6.184	712	511,101.47	67.86	68.86
Oregon	4	2,282,981.24	2.23	7.276	707	570,745.31	80.00	0.00
Tennessee	9	6,523,379.28	6.36	7.376	701	724,819.92	73.71	28.78
Texas	1	679,999.00	0.66	7.875	778	679,999.00	80.00	0.00
Utah	1	511,200.00	0.50	7.125	691	511,200.00	80.00	0.00
Virginia	15	9,747,641.77	9.51	7.260	690	649,842.78	76.52	11.02
Washington	5	2,762,150.00	2.69	7.220	747	552,430.00	76.11	0.00
Wisconsin	1	1,000,000.00	0.98	7.250	743	1,000,000.00	76.92	0.00
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

No more than approximately 2.44% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

Original Loan-to-Value Ratios for the Non-Conforming Mortgage Loans

Range of Original Loan-to-Value Ratios	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
50.00% or less	6	4,563,087.65	4.45	6.602	725	760,514.61	44.26	26.25
50.01% to 55.00%	3	1,438,985.52	1.40	6.287	702	479,661.84	52.11	61.22
55.01% to 60.00%	6	5,817,938.92	5.68	6.866	687	969,656.49	57.75	21.11
60.01% to 65.00%	24	15,640,551.50	15.26	6.777	697	651,689.65	64.25	12.46
65.01% to 70.00%	7	5,619,368.85	5.48	7.091	723	802,766.98	68.11	20.72
70.01% to 75.00%	5	2,979,130.00	2.91	7.552	698	595,826.00	73.94	15.08
75.01% to 80.00%	114	66,442,062.54	64.82	7.243	712	582,825.11	79.57	8.63
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 28.39% to 80.00% and the weighted average Original Loan-to-Value was approximately 73.25%.

Combined Loan-to-Value Ratios for the Non-Conforming Mortgage Loans

Range of Combined Loan-to-Value Ratios	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
50.00% or less	5	4,133,087.65	4.03	6.626	732	826,617.53	44.28	18.58
50.01% - 55.00%	3	1,438,985.52	1.40	6.287	702	479,661.84	52.11	61.22
55.01% - 60.00%	6	5,597,938.92	5.46	6.754	688	932,989.82	56.66	29.62
60.01% - 65.00%	20	13,357,051.50	13.03	6.788	697	667,852.58	64.46	14.59
65.01% - 70.00%	4	3,385,000.00	3.30	7.153	721	846,250.00	69.53	15.21
75.01% - 80.00%	16	8,732,277.25	8.52	7.252	712	545,767.33	78.58	22.60
80.01% - 85.00%	2	1,511,000.00	1.47	7.073	657	755,500.00	70.94	0.00
85.01% - 90.00%	17	11,237,076.26	10.96	7.077	690	661,004.49	75.10	17.15
90.01% - 95.00%	15	8,973,928.00	8.75	7.293	719	598,261.87	77.80	5.53
95.01% - 100.00%	77	44,134,779.88	43.06	7.264	716	573,178.96	79.32	5.52
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 28.39% to 100.00% and the weighted average Combined Loan-to-Value was approximately 85.38%.

Silent Seconds for the Non-Conforming Mortgage Loans

Silent Seconds	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
No	51	35,187,840.84	34.33	6.903	706	689,957.66	65.02	20.79
Yes	114	67,313,284.14	65.67	7.217	710	590,467.40	77.55	7.86
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

Loan Purpose for the Non-Conforming Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Cash Out Refinance	56	38,820,771.72	37.87	7.002	693	693,228.07	67.77	20.88
Purchase	98	57,625,824.48	56.22	7.204	719	588,018.62	76.70	4.24
Rate/Term Refinance	11	6,054,528.78	5.91	6.890	709	550,411.71	75.48	33.92
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

Property Type for the Non-Conforming Mortgage Loans

Property Type	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
2-4 Family	15	11,147,443.26	10.88	7.049	712	743,162.88	67.67	5.01
Hi-Rise Condo	1	679,000.00	0.66	7.375	736	679,000.00	73.09	0.00
PUD	44	26,330,070.51	25.69	7.234	700	598,410.69	76.62	12.76
Single Family	103	62,404,111.21	60.88	7.071	711	605,865.16	72.94	13.92
Townhouse	2	1,940,500.00	1.89	6.875	721	970,250.00	69.30	0.00
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

Documentation for the Non-Conforming Mortgage Loans

Documentation	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Full/Alternative	21	12,604,318.81	12.30	6.756	692	600,205.66	67.98	100.00
No Documentation	16	10,576,586.61	10.32	7.146	725	661,036.66	66.55	0.00
No Ratio	32	21,384,805.93	20.86	7.205	704	668,275.19	72.89	0.00
Stated Income	82	49,512,146.35	48.30	7.123	713	603,806.66	75.65	0.00
Stated/Stated	14	8,423,267.28	8.22	7.267	699	601,661.95	76.32	0.00
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

Occupancy for the Non-Conforming Mortgage Loans

Occupancy	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Investor	26	17,044,592.74	16.63	7.151	731	655,561.26	67.32	15.65
Owner Occupied	126	77,497,958.48	75.61	7.061	701	615,063.16	74.25	12.28
Second Home	13	7,958,573.76	7.76	7.490	741	612,197.98	76.12	5.24
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

Debt-to-Income Ratios for the Non-Conforming Mortgage Loans

Range of Debt-to-Income Ratios	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
N/A	48	31,961,392.54	31.18	7.186	711	665,862.34	70.79	0.00
15.01% - 20.00%	3	2,473,561.28	2.41	6.820	704	824,520.43	64.61	0.00
20.01% - 25.00%	3	1,948,128.49	1.90	7.062	676	649,376.16	75.80	0.00
25.01% - 30.00%	4	2,227,726.03	2.17	6.855	697	556,931.51	74.41	20.81
30.01% - 35.00%	17	11,555,351.89	11.27	7.193	701	679,726.58	74.41	10.63
35.01% - 40.00%	27	15,511,827.59	15.13	7.185	714	574,512.13	75.70	7.15
40.01% - 45.00%	31	16,546,631.50	16.14	6.980	712	533,762.31	74.27	21.14
45.01% - 50.00%	26	16,731,825.93	16.32	6.978	704	643,531.77	73.24	34.35
50.01% - 55.00%	6	3,544,679.73	3.46	7.420	725	590,779.96	80.00	15.75
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

As of the Cut-off Date, the Debt-to-Income Ratio of the Mortgage Loans ranged from 17.03% to 51.21% and the weighted average Debt-to-Income Ratio was approximately 39.80%.

Original Prepayment Penalty Term for the Non-Conforming Mortgage Loans

Original Prepayment Penalty Term	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
None	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

Credit Scores for the Non-Conforming Mortgage Loans

Range of Credit Scores	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
626 - 650	14	9,905,286.86	9.66	6.989	644	707,520.49	71.34	23.20
651 - 675	31	19,221,829.28	18.75	7.116	661	620,059.01	74.00	26.82
676 - 700	30	16,505,890.26	16.10	7.025	689	550,196.34	71.96	5.34
701 - 725	30	17,850,268.92	17.41	7.134	709	595,008.96	74.60	6.59
726 - 750	25	16,875,395.56	16.46	7.076	736	675,015.82	71.68	3.12
751 - 775	19	13,038,879.44	12.72	7.122	762	686,256.81	71.09	15.86
776 - 800	13	7,003,624.66	6.83	7.342	782	538,740.36	80.00	0.00
801 and Greater	3	2,099,950.00	2.05	7.476	805	699,983.33	77.31	23.81
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 636 to 814 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 709.

Lien Type for the Non-Conforming Mortgage Loans

Lien Type	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
1	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

Delinquency Status of the Non-Conforming Mortgage Loans

Delinquency Status	Number of Mortgage Loans	Non-Conforming Principal Balance Outstanding	Percent of Mortgage Pool	Weighted Average Coupon	Weighted Average Credit Score	Average Principal Balance Outstanding	Weighted Average Original LTV	Percent Full Doc
Current	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30
Total:	165	102,501,124.98	100.00	7.109	709	621,218.94	73.25	12.30

Bear Stearns’ Contacts

Banking
Matthew Perkins Senior Managing Director	Phone: 212-272-7977 Email: mperkins@bear.com
Josephine Musso Managing Director	Phone: 212-272-6033 Email: jmusso@bear.com
G. Scott Tabor Associate	Phone: 212-272-5925 Email: gtabor@bear.com
Structuring
Lisa Marks Managing Director	Phone: 212-272-6420 Email: lmarks@bear.com
T.J. Durkin Associate Director	Phone: 212-272-3023 Email: tdurkin@bear.com
Trading
Jeff Verschleiser	Phone: 212-272-5451
Senior Managing Director	Email: jverschleiser@bear.com

Scott Eichel	Phone: 212-272-5451
Senior Managing Director	Email: seichel@bear.com

Doug Lucas	Phone: 212-272-5451
Senior Managing Director	Email: dlucas@bear.com

Perry Rahbar	Phone: 212-272-5451
Associate Director	Email: prahbar@bear.com

Bear Stearns’ Contacts (cont.)
ABS Syndicate
Carol Fuller Senior Managing Director	Phone: 212-272-4955 Email: cfuller@bear.com
Angela Ward Associate Director	Phone: 212-272-4955 Email: adward@bear.com

Rating Agency Contacts
Moody’s
Denise Chui	Phone: 212-553-1022 Email: harwai.chui@moodys.com
Odile Grisard Boucher	Phone: 212-553-1382 Email: odile.grisardboucher@moodys.com
Fitch
Lee Tam-Blumenthal	Phone: 212-908-0323 Email: lee.tam-blumental@fitchratings.com